                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                 CompUSA Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                 COMPUSA INC.
                          14951 NORTH DALLAS PARKWAY
                              DALLAS, TEXAS 75240

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 3, 1999

To the Stockholders of
     CompUSA Inc.

         Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of CompUSA Inc., a Delaware corporation (the "Company"), will be held at the Hotel Inter-Continental, 15201 North Dallas Parkway, Dallas, Texas, on November 3, 1999, at 8:00 a.m., local time, for the following purposes:

         (1) To elect three members of the Board of Directors for the term of office stated in the Proxy Statement.

         (2) To amend the CompUSA Inc. Long-Term Incentive Plan to (i) increase by 7,500,000 the number of shares of Common Stock authorized for issuance under the Long-Term Incentive Plan; and (ii) extend the term of the Long-Term Incentive Plan through August 31, 2009.

         (3) To consider and ratify the selection of the Company's independent auditors.

         (4) To transact any other business that may properly come before the Meeting and any adjournments thereof.

         The close of business on September 8, 1999, has been fixed as the record date for determining stockholders entitled to notice of and to vote at the Meeting and any adjournments thereof. For a period of at least ten days prior to the Meeting, a complete list of stockholders entitled to vote at the Meeting will be open for examination by any stockholder during ordinary business hours at the Company's headquarters, which is located at 14951 North Dallas Parkway, Dallas, Texas.

         Information concerning the matters to be acted upon at the Meeting is set forth in the accompanying Proxy Statement.

         STOCKHOLDERS WHO DO NOT EXPECT TO BE PRESENT AT THE MEETING IN PERSON ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.


                                        By Order of the Board of Directors

                                          /s/ Mark R. Walker

                                             Mark R. Walker
                                        SENIOR VICE PRESIDENT-GENERAL
                                             COUNSEL AND SECRETARY

Dallas, Texas
September 24, 1999

                                 COMPUSA INC.
                          14951 NORTH DALLAS PARKWAY
                              DALLAS, TEXAS 75240

                                PROXY STATEMENT
                                      FOR
                        ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 3, 1999


         This Proxy Statement is first being mailed on September 24, 1999, to stockholders of CompUSA Inc. (the "Company") by the board of directors of the Company (the "Board of Directors" or the "Board") to solicit proxies (the "Proxies") for use at the Annual Meeting of Stockholders (the "Meeting") to be held at the Hotel Inter-Continental, 15201 North Dallas Parkway, Dallas, Texas, on Wednesday, November 3, 1999, at 8:00 a.m., local time, and at such other times and places to which the Meeting may be adjourned.

         All shares represented by valid Proxies, unless the stockholder otherwise specifies, will be voted (i) FOR the election of the persons named herein under "Election of Directors" as nominees for election as a director of the Company for the term described herein; (ii) FOR the proposal to amend the CompUSA Inc. Long-Term Incentive Plan (the "Long-Term Incentive Plan") to (a) increase the number of shares of Common Stock authorized for issuance thereunder by 7,500,000, and (b) extend the term thereof through August 31, 2009; (iii) FOR the ratification of the selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending June 24, 2000 ("fiscal 2000"); and (iv) at the discretion of the Proxyholders with regard to any other matters that may properly come before the Meeting and any adjournments thereof.

         Any stockholder executing a Proxy retains the right to revoke it at any time prior to its exercise at the Meeting. A Proxy may be revoked by delivery of written notice of revocation to the Secretary of the Company, by execution and delivery of a later dated Proxy or by voting the shares in person at the Meeting. If not revoked, all shares represented by properly executed Proxies will be voted as specified therein or as noted above, as applicable.

                       RECORD DATE AND VOTING SECURITIES

         The record date for determining the stockholders entitled to notice of and to vote at the Meeting and any adjournments thereof is the close of business on September 8, 1999 (the "Record Date"), at which time 91,766,129 shares of the Company's Common Stock, $.01 per share par value ("Common Stock"), were outstanding. Common Stock is the only class of outstanding voting securities of the Company.

                               QUORUM AND VOTING

         The presence at the Meeting, in person or by proxy, of the holders of a majority of the Common Stock issued and outstanding and entitled to vote thereat is necessary to constitute a quorum to transact business. Each share represented at the Meeting in person or by proxy will be counted for purposes of determining whether a quorum is present. In deciding all matters, a holder of Common Stock on the Record Date shall be entitled to cast one vote for each share of Common Stock then registered in such holder's name.

         Election of the director nominees named in Proposal No. 1, or any of them, requires the affirmative vote of a plurality of the shares of Common Stock voted at the Meeting. Votes may be cast in favor of or withheld with respect to all of the director nominees, or any of them. Votes that are withheld will be counted for quorum purposes, but will be excluded entirely from the tabulation of votes in respect of the proposal and, therefore, will not otherwise affect the outcome of the vote on the proposal. Proxies may not be voted for a greater number of persons than the number of nominees named in this Proxy Statement.

         In order for certain stock options granted under the Long-Term Incentive Plan to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code, approval of Proposal No. 2 requires the affirmative vote of a majority of the shares of Common Stock present or represented at the Meeting and entitled to vote thereon. Abstentions on this proposal may be specified and will be counted for purposes of determining the number of shares present or represented at the Meeting and entitled to vote thereon. As a result, abstentions will have the same effect as votes against this proposal.

         Ratification of the selection of the Company's independent auditors, as provided in Proposal No. 3, requires the affirmative vote of a majority of the shares of Common Stock present or represented at the Meeting and entitled to vote thereon. Abstentions on this proposal may be specified and will be counted for purposes of determining the number of shares present or represented at the Meeting and entitled to vote thereon. As a result, abstentions will have the same effect as votes against this proposal.

         Under the rules of the New York Stock Exchange (the "NYSE"), brokers who hold shares in street name have discretionary authority to vote on routine items even if they have not received instructions from the beneficial owner, who is the person entitled to vote such shares. However, brokers do not have authority to vote on certain "nonroutine" items without such instructions. The NYSE reviews proxy statements, determines which items are routine and which are nonroutine, and then notifies its member brokers as to the nonroutine items over which they have no discretionary authority. Any such "broker nonvotes" (shares held by brokers or nominees as to which they have no discretionary power to vote on a particular matter and have received no instructions from the persons entitled to vote such shares) are counted as present and entitled to vote for purposes of determining whether a quorum is present but are not entitled to vote on any nonroutine matter to be acted upon. The effect of broker nonvotes on any particular matter depends on the vote required to approve the matter. For matters requiring the affirmative vote of a plurality of the shares of Common Stock voted at the Meeting, such as Proposal No. 1, broker nonvotes have no effect on the outcome of the vote. For matters requiring the affirmative vote of a majority of the shares of Common Stock present or represented at the Meeting and entitled to vote thereon, such as Proposal No. 2 and Proposal No. 3, broker nonvotes are not counted as among the shares entitled to vote with respect to such matter, and thus have the effect of reducing the number of affirmative votes required to approve the proposal and the number of negative votes or abstentions required to block such approval.

                PRINCIPAL STOCKHOLDERS AND MANAGEMENT OWNERSHIP

         The following table sets forth information as of September 10, 1999, regarding the beneficial ownership of Common Stock by (i) each person or group known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director and nominee for director of the Company,
(iii) each of the Company's Named Officers (as defined under "EXECUTIVE COMPENSATION-Summary Compensation Table") and (iv) all directors and executive officers of the Company as a group.

                                                                                   BENEFICIAL OWNERSHIP
                                                                                    OF COMMON STOCK (1)
                                                                        --------------------------------------------
                                                                        AMOUNT AND NATURE
                                                                          OF BENEFICIAL              PERCENT OF
NAME OF BENEFICIAL OWNER                                                OWNERSHIP (2) (3)           COMMON STOCK
------------------------                                                --------------------     -------------------
Grupo Sanborns, S.A. de C.V. (4)
   Av. San Fernando 649
   Colonia Pena Pobre, Tlalpan
   Mexico, D.F. 14060
   Mexico                                                                   12,930,000                14.1%

Massachusetts Financial Services Company (5)
   500 Boylston Street
   Boston, Massachusetts 02116                                               6,483,373                 7.1%

Pilgrim Baxter & Associates, Ltd. (6)
   11255 Drummers Lane, Suite 300
   Wayne, Pennsylvania 19067                                                 6,314,500                 6.9%

FMR Corp. (7)
   82 Devonshire Street
   Boston, Massachusetts 02109                                               5,191,200                 5.7%

Giles H. Bateman                                                               343,752                   *
Leonard L. Berry, Ph.D.                                                         40,880                   *
Warren D. Feldberg                                                              74,804                   *
James F. Halpin                                                              2,743,841                 2.9%
Morton E. Handel                                                                 6,489                   *
Lawrence Mittman                                                                14,388                   *
Kevin J. Roche                                                                 210,136                   *
Barry L. Williams                                                                2,764                   *
Harold F. Compton                                                            1,572,521                 1.7%
J. Samuel Crowley                                                              497,593                   *
Lawrence N. Mondry                                                             827,561                   *
James E. Skinner                                                               594,629                   *
All directors and executive officers as a group (40 persons)                 9,020,345                 9.3%


-------------------

* Less than 1.0%

(1) "Beneficial owner" means generally any person who, directly or indirectly, has or shares voting power or investment power with respect to a security. All information with respect to the beneficial ownership of any stockholder has been furnished by such stockholder and the Company believes that, except as otherwise indicated, each stockholder has sole voting and investment power with respect to shares listed as beneficially owned by such stockholder.

(2) Includes shares of Common Stock issuable upon exercise of options that were exercisable on the Record Date or within 60 days thereafter by Messrs. Bateman, Berry, Feldberg, Halpin, Handel, Mittman, Roche, Williams, Compton, Crowley, Mondry, Skinner and all directors and executive officers as a group, with such shares numbering 150,892; 33,380; 39,804; 1,968,491; 3,489; 14,388; 33,380; 2,764; 1,113,991;
         361,260; 284,347; 349,995 and 5,369,082, respectively.

                                             (NOTES CONTINUED ON FOLLOWING PAGE)

                                            (NOTES CONTINUED FROM PREVIOUS PAGE)

(3) Includes shares of Common Stock restricted by the Company as to their sale, assignment, transfer, pledge or other encumbrance by Messrs. Halpin, Compton, Crowley, Mondry, Skinner and all directors and executive officers as a group, with such shares numbering 195,614; 174,823; 92,572; 92,572; 92,572 and 1,420,501, respectively. The vesting of these restricted stock awards may be accelerated if specified performance goals are met. See "EXECUTIVE COMPENSATION - Summary Compensation Table."

(4) Amount in the table reflects number of shares beneficially owned as of September 10, 1999, according to a Schedule 13G filed September 10, 1999, with the Securities and Exchange Commission (the "Commission") by Grupo Sanborns, S.A. de C.V. ("Grupo Sanborns") jointly with Grupo Carso, S.A. de C.V., ("Grupo Carso") and Carlos Slim Helu, Carlos Slim Domit, Marco Antonio Domit, Patrick Slim Domit, Maria Soumaya Slim Domit. Vanessa Paolo Slim Domit and Johanna Monique Slim Domit (such individuals collectively the "Slim Family"). All shares reflected in the table are directly owned by Grupo Sanborns. As parent company of Grupo Sanborns, Grupo Carso is deemed a beneficial owner of such shares. The Slim Family, directly and through their ownership of a majority of the voting and economic interests in a trust and a corporation, owns a majority of the outstanding voting equity securities of Grupo Carso, and each member of the Slim Family is therefore also deemed a beneficial owner of such shares. All shares are held subject to shared voting power and dispositive power among Grupo Sanborns, Grupo Carso and the Slim Family. Beneficial ownership of the securities of an issuer may be reported on a Schedule 13G only in the event that the reporting person has acquired such securities in the ordinary course of business and not with the purpose nor with the effect of changing or influencing the control of the issuer, nor in connection with or as a participant in any transaction having such purpose or effect.

 (5) Based on a Report on Schedule 13G dated February 11, 1999, which was filed with the Commission by Massachusetts Financial Services Company ("MFS"). MFS reported sole voting power with respect to 6,403,873 shares and sole dispositive power with respect to all 6,483,373 shares.

(6) Based on a Report on Schedule 13G dated February 14, 1997, which was jointly filed with the Commission by Pilgrim Baxter & Associates, Ltd. ("Pilgrim Baxter"), Harold J. Baxter and Gary L. Pilgrim. Pilgrim Baxter, Mr. Baxter and Mr. Pilgrim reported shared voting power and sole dispositive power with respect to all shares beneficially owned.

(7) Based on a Report on Schedule 13G dated January 7, 1999, which was jointly filed with the Commission by FMR Corp. ("FMR"), Edward C. Johnson 3d and Abigail P. Johnson. FMR reported sole voting power with respect to 52,000 shares and sole dispositive power with respect to all 5,191,200 shares. Mr. Johnson and Ms. Johnson reported sole dispositive power with respect to all 5,191,200 shares.


                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

         The Board of Directors is divided into three classes of three directors each serving staggered three-year terms. All directors of one class hold their positions until the annual meeting of stockholders at which the terms of the directors in such class expire and their respective successors are elected and qualified. The Company's Restated and Amended Certificate of Incorporation (the "Charter") provides that the number of directors will not be less than three nor greater than thirteen and will be divided into three classes as nearly equal in number as the then authorized number of directors permits. The Bylaws of the Company provide that the number of directors will be established by resolution of the Board of Directors within the limitations set forth in the Charter. Effective March 2, 1999, Denise Illitch resigned as a member of the Board of Directors, and a vacancy will exist on the Board of Directors until a replacement for Ms. Ilitch is appointed by the Board of Directors.

         The Board of Directors has approved the recommendation of the Nominating and Governance Committee that Warren D. Feldberg, Kevin J. Roche, and Barry L. Williams be submitted as nominees to the stockholders to serve three-year terms as directors expiring at the 2002 annual meeting of stockholders and until their successors are elected and have qualified. Messrs. Feldberg, Roche and Williams have served as members of the Board of Directors since prior to the last annual meeting of stockholders.

         The Nominating and Governance Committee will consider nominees for election to the Board of Directors recommended by stockholders entitled to vote for the election of directors, provided such recommendations are made in accordance with the Bylaws of the Company. Generally, the Bylaws provide that a stockholder must deliver written notice of such recommendations to the Secretary of the Company not later than 75 days prior to the date on which, in the immediately preceding year, the annual meeting of stockholders was held.

         The nominees named above have consented to serve as members of the Board of Directors if elected. If any of the above nominees for any reason are unable or unwilling to serve at the time of the Meeting, the Proxyholders will have discretionary authority to vote the Proxies for a substitute nominee or nominees. The following sets forth information as to the nominees for election at the Meeting and each of the directors whose term of office will continue after the Meeting, including their ages, present principal occupations, other business experience during the last five years, memberships on committees of the Board of Directors and directorships in other publicly-held companies.

                                                                                                     SERVED
                                                                                                       AS       YEAR
                                                                                                    DIRECTOR    TERM
                   NAME                      AGE              POSITION WITH THE COMPANY               SINCE    EXPIRES
------------------------------------------- ----- ------------------------------------------------ ---------- ---------
Nominees for three-year terms ending
    in 2002:
    Warren D. Feldberg (1)                    49   Director                                           1992      1999
    Kevin J. Roche (1) (2)                    41   Director                                           1989      1999
    Barry L. Williams (3)                     55   Director                                           1997      1999

Continuing directors:
    James F. Halpin (2) (4)                   48   President, Chief Executive Officer and Director    1993      2000
    Lawrence Mittman (3)                      48   Director                                           1995      2000
    Giles H. Bateman (2) (4)                  54   Chairman of the Board of Directors                 1991      2001
    Leonard L. Berry, Ph.D. (1)               56   Director                                           1993      2001
    Morton E. Handel (2) (3)                  64   Director                                           1997      2001


-----------------

(1)      Member of the Compensation Committee
(2)      Member of the Finance Committee
(3)      Member of the Audit Committee
(4)      Member of the Nominating and Governance Committee



         Warren D. Feldberg has served as a director of the Company since October 1992. Since September 1999, Mr. Feldberg has been President and Chief Executive Officer of U.S. Office Products Company, a direct provider of office supplies, office furniture and office breakroom products and services. From January 1997 to January 1999, Mr. Feldberg served as Chairman and Chief Executive Officer of The Caldor Corporation, a discount department store retail chain. Mr. Feldberg served as President and Chief Operating Officer of The Caldor Corporation from May 1996 to January 1997. From October 1991 to June 1995, Mr. Feldberg served as Chairman and Chief Executive Officer of Marshalls, Inc., a retail organization and then a subsidiary of Melville Corporation (now CVS Corporation). Mr. Feldberg also served as Vice President of Melville Corporation during the same period. From 1988 to October 1991, Mr. Feldberg was employed by Dayton Hudson Corporation, where he served in a variety of positions for its Target retail division, most recently as President from 1990 to 1991. He is also a director of U.S. Office Products Company, the Alex-Lee Company and Nassau Group, Inc.

         Kevin J. Roche has served as a director of the Company since 1989. Mr. Roche has served as an officer of various investment and banking affiliates of First Union Corporation since 1988 and currently serves as President of First Union Private Capital Inc., Senior Vice President of First Union Investors, Inc., and Senior Vice President of First Union Capital Partners, Inc.

         Barry L. Williams has served as a director of the Company since May 1997. Since June 1987, he has been President of Williams Pacific Ventures Inc., a venture capital and real estate investment and consulting firm. He was President of C.N. Flagg Power Inc., a construction services company, from July 1988 until its sale in July 1992, and a Managing Principal of Bechtel Investments, Inc. until May 1987. He is also a director of CH2M Hill Companies, Ltd., PG&E Corporation, Simpson Manufacturing Company, Inc., R.H. Donnelley & Company, Newhall Land and Farming Co., Inc. and USA Group, Inc. Mr. Williams is also a trustee of Northwestern Mutual Life Insurance Company.

         James F. Halpin has served as President and a director of the Company since May 1993 and as Chief Executive Officer since December 1993. Mr. Halpin also served as Chief Operating Officer from May 1993 to January 1995. From 1990 to November 1992, Mr. Halpin was President of HomeBase, a home center warehouse retailer. From 1988 to 1990, Mr. Halpin was President of BJ's Wholesale Club, Inc., a chain of warehouse club retail stores. He also served as Executive Vice President of Waban Inc., the parent corporation of HomeBase, Inc. and BJ's Wholesale Club, Inc., from 1988 to May 1993. He is also a director and member of the Compensation Committee of Marvel Enterprises, Inc., Lowe's Companies, Inc. and Interphase Corporation.

         Lawrence Mittman has served as a director of the Company since January 1995. Mr. Mittman is a Partner of the New York City law firm Battle Fowler, LLP, where he has been employed since 1979. He is also a director of Marvel Enterprises, Inc.

         Giles H. Bateman has served as a director of the Company since December 1991 and as Chairman of the Board of Directors since December 1993. Since January 1992, Mr. Bateman has been an investor in and director of several private companies primarily engaged in retailing. In 1991, Mr. Bateman served as a Visiting Professor at the University of San Diego Olin Hall School of Business Administration. Mr. Bateman was a co-founder of The Price Company, the operator of The Price Club chain of warehouse club retail superstores. Mr. Bateman served as a director and Chief Financial Officer of The Price Company from 1976 to 1991 and as Vice Chairman from 1986 to 1991. He is also a director of Arcoms Inc. (formerly Boatracs, Inc.) and Cheap Tickets, Inc.

         Leonard L. Berry, Ph.D. has served as a director of the Company since November 1993. In September 1999, Dr. Berry was appointed Distinguished Professor of Marketing at Texas A&M University. Dr. Berry has served as Director of the Center for Retailing Studies at Texas A&M University and a Professor of Marketing there since 1982. He has also held the J.C. Penney Chair of Retailing Studies at Texas A&M University since January 1991. Dr. Berry is also a director of Lowe's Companies, Inc., Hastings Entertainment, Inc. and Genesco Inc.

         Morton E. Handel has served as a director of the Company since January 1997. Mr. Handel is President of S&H Consulting, Ltd., a privately held financial and consulting firm based in West Hartford, Connecticut, where he has been employed since 1991. Mr. Handel is also the President and Chief Executive Officer of Ranger Industries, Inc. (formerly Coleco Industries, Inc., where he was Chairman of the Board of Directors and Chief Executive Officer from 1988 to
1991). Mr. Handel is also currently the Chairman of the board of directors and a member of the Compensation Committee of Marvel Enterprises, Inc., and a director of Concurrent Computer Corporation, and Vice Chairman of the Board of Regents of the University of Hartford.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         The business of the Company is managed under the direction of the Board of Directors. The Board meets on a regularly scheduled basis to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings and acts by written consent when important matters require Board action between scheduled meetings. The Board of Directors met nine times and acted by written consent twice during fiscal 1999. During such period, all current members of the Board of Directors participated in at least 75% of the aggregate of all meetings of the Board and any committees on which they served.

         The Board of Directors has four standing committees (each, a "Committee"): the Compensation Committee, the Finance Committee, the Audit Committee, and the Nominating and Governance Committee. The functions of these Committees, their current members, the number of meetings held and the number of times action was taken by written consent during fiscal 1999 are described below.

         The Compensation Committee has the responsibility of reviewing plans for succession to senior executive positions, fixing annual salaries and bonuses for the officers and key employees of the Company and administering the Long-Term Incentive Plan, the Officers' Bonus Plan, the Nonstatutory Option Plan, the Supplemental Bonus and Retention Plan and the Restricted Stock Plan. The Compensation Committee is comprised of Warren D. Feldberg (Chairman), Dr. Leonard Berry and Kevin J. Roche. The Compensation Committee met six times and acted by written consent twice during fiscal 1999.

         The Finance Committee has the responsibility of making recommendations to the Board with respect to the Company's credit arrangements, the issuance of equity and long-term debt securities and other matters. The Finance Committee is comprised of Kevin J. Roche (Chairman), Giles H. Bateman, James F. Halpin and Morton E. Handel. The Finance Committee met once during fiscal 1999.

         The Audit Committee was established to review the professional services and independence of the Company's independent auditors and to review the Company's financial statements, procedures and internal controls. The Audit Committee is comprised of Morton E. Handel (Chairman), Lawrence Mittman and Barry L. Williams. The Audit Committee met eight times during fiscal 1999.

         The Nominating and Governance Committee is empowered to recommend nominees for election to the Board and review the role, composition and structure of the Board and its Committees. The Nominating and Governance Committee is comprised of James F. Halpin (Chairman) and Giles H. Bateman. The Nominating and Governance Committee acted by written consent once during fiscal 1999.

DIRECTOR COMPENSATION

         Directors who are also employees of the Company or its subsidiaries receive no compensation in their capacities as directors. The Chairman of the Board of Directors, Mr. Bateman, receives an annual retainer of $75,000 and the other nonemployee directors receive an annual retainer of $25,000 ($30,000 if they chair a Committee). Each nonemployee director also receives a fee of $1,000 for each Board meeting and $1,000 for each Committee meeting in which the director participates. All directors are reimbursed for expenses connected with attendance at Board or Committee meetings. In addition, nonemployee directors receive annual automatic grants of stock options to purchase $50,000 of Common Stock (based on market value on the date of grant).

         For fiscal 1999, for their services as directors (and in the case of Mr. Bateman, as Chairman), the Company (i) paid Messrs. Bateman, Berry, Feldberg, Handel, Mittman, Roche and Williams retainer and meeting fees of $74,415; $36,500; $41,500; $45,000; $37,000; $38,500 and $40,000, respectively, and (ii) granted each of Messrs. Bateman, Berry, Feldberg, Handel, Mittman, Roche, and Williams options to purchase 4,295 shares of Common Stock at an exercise price of $14.25 per share. Mr. Bateman received an additional $69,000 as an annual salary for his services as Chairman of the Board of Directors during fiscal 1999. In addition, Ms. Denise Ilitch, who resigned as a director effective March 2, 1999, was paid $20,664 for services rendered in fiscal 1999.

      THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE
             ELECTION OF ALL NOMINEES FOR DIRECTOR NAMED HEREIN.

                                   MANAGEMENT

EXECUTIVE OFFICERS

         The following table sets forth certain information regarding the Company's executive officers. Officers are elected annually by the Board of Directors and serve at its discretion.


                NAME                      AGE                        POSITION WITH THE COMPANY
-------------------------------------  ---------  ------------------------------------------------------------------

James F. Halpin.....................      48      President, Chief Executive Officer and Director
Harold F. Compton...................      52      Executive Vice President, Chief Operating Officer and President--
                                                    CompUSA Stores
J. Samuel Crowley...................      49      Executive Vice President--Operations
Ronald J. Gilmore...................      44      Executive Vice President--Marketing
Lawrence N. Mondry..................      39      Executive Vice President--Merchandising
R. Stephen  Polley..................      47      Executive Vice President--Internet Strategies, and President and
                                                    Chief Executive Officer--CompUSA Net.com Inc.
Paul B. Poyfair.....................      47      Executive Vice President--New Business Development
James E. Skinner....................      46      Executive Vice President, Chief  Financial Officer, Treasurer
                                                    and Assistant Secretary
Anthony A. Weiss....................      32      Executive Vice President--Business Solutions
Rick L. Fountain....................      46      Senior Vice President--Technical Services
J. Robert Gary......................      44      Senior Vice President--Finance, and Chief Financial Officer--
                                                    CompUSA Stores
Harold D. Greenberg.................      52      Senior Vice President--Inventory Management
Alann R. Hurlebaus..................      53      Senior Vice President--Operations/Western Division and
                                                    Rural Stores
Melvin D. McCall....................      54      Senior Vice President--Human Resources
Barry C. McCook.....................      51      Senior Vice President--Operations/Southeastern Division
Honorio J. Padron...................      47      Senior Vice President--Process Engineering
                                                    and Chief Information Officer
Robert N. Sayewitz..................      44      Senior Vice President--Operations/Northeastern Division
Mark R. Walker......................      42      Senior Vice President--General Counsel and Secretary
Gary M. Bale........................      42      Vice President--Merchandising/Software and Accessories
Michael D. Bryk.....................      45      Vice President--Finance
George A. Coll......................      35      Vice President--Enterprise Business Solutions
Brian J. Curran.....................      36      Vice President--Direct Sales
Jeff Dill...........................      42      Vice President--Technology Training
Richard H. Foster...................      55      Vice President--Direct Sales
Ronald E. Freeman...................      51      Vice President--Distribution and Configuration
Robert M. Howe......................      52      Vice President and General Merchandise Manager--CompUSA PC
Edmund G. Jurica, Jr................      43      Vice President--Information Systems
John S. Lostroscio..................      42      Vice President--Merchandising/Hardware
Leslie C. Marshall..................      54      Vice President--Loss Prevention
Kellie J. McCluskey.................      41      Vice President--Advertising
T. Dale Stapleton...................      41      Vice President-- Controller
Catherine C. Witt...................      48      Vice President--Systems Operations
Blake A. Wolff......................      34      Vice President--Call Center Services

       See "Proposal No. 1 - ELECTION OF DIRECTORS" for biographical information regarding Mr. Halpin.

         Harold F. Compton has served as Executive Vice President and Chief Operating Officer since January 1995. In July 1996, Mr. Compton was promoted to the additional position of President--CompUSA Stores. He served as Executive Vice President--Operations from August 1994 to January 1995. Prior to joining the Company, Mr. Compton served as President and Chief Operating Officer of Central Electric Inc., an electronics retail company, from December 1993 to August 1994. Previously, Mr. Compton had served as Executive Vice President--Operations & Human Resources of HomeBase, Inc. a home center warehouse retailer, from 1989 to 1993. Mr. Compton is also a director of JumboSports, Inc., Linens `N Things, Inc. and Stage Stores, Inc.

         J. Samuel Crowley has served as Executive Vice President--Operations since March 1995. He served as Vice President--Operations, East from April 1994 to March 1995, as Vice President--Retail Sales from July 1993 to April 1994 and as a Regional Manager from 1989 to July 1993. Prior to joining the Company, Mr. Crowley was employed by The Federated Group, a chain of consumer electronics stores, for eight years, serving as Vice President/General Manager from 1987 to 1988 and as Regional Vice President from 1984 to 1987. Mr. Crowley is also a director of United States Cellular Corporation.

         Ronald J. Gilmore has served as Executive Vice President--Marketing since May 1997. He served as Senior Vice President--Marketing & Advertising from May 1994 to May 1997 and as Vice President--Advertising & Sales Promotion from July 1993 to April 1994. Prior to joining the Company, Mr. Gilmore served as Vice President--Marketing of the Good Guys!, Inc., a consumer electronics retailer, from April 1993 to July 1993. Mr. Gilmore was employed by HomeBase, Inc. from April 1991 to April 1993, serving as Vice President--Marketing & Advertising. From April 1990 to April 1991, Mr. Gilmore was employed by Montgomery Ward, Inc., a chain of retail department stores, as Media Director, and from 1989 to 1990, he was employed by Harte Hanks Communications, Inc., serving as Director of Advertising Sales of the Boston Newspaper Group.

         Lawrence N. Mondry has served as Executive Vice President--Merchandising since December 1993. He served as Senior Vice President and General Merchandise Manager from 1990 to December 1993. Prior to joining the Company, Mr. Mondry was employed by Highland Superstores, Inc., a chain of retail appliance and consumer electronics stores, from 1983 to 1990, serving as Vice President and National Merchandise Manager from 1988 to 1990.

         R. Stephen Polley has served as Executive Vice President--Internet Strategies of the Company, and President and Chief Executive Officer of CompUSA Net.com Inc., the Company's Internet retail sales subsidiary, since March 1999. Prior to joining the Company, Mr. Polley was employed by Interphase Corporation, a supplier of server connectivity for enterprise network environments, where he served as President and Chief Operating Officer from November 1993 to June 1994. In June 1994, Mr. Polley was promoted to the additional position of Chief Executive Officer and Chairman of the Board Interphase Corporation. From August 1992 to June 1994, he served as a director for Computer Automation, Inc., a provider of products and services for use in facsimile management systems, minicomputers and microcomputers. From 1987 to April 1992, Mr. Polley served as President and Chief Executive Officer and director of Intellicall, Inc., a diversified supplier of telecommunication products and services. Mr. Polley is also Chairman of the Board of Interphase Corporation and a director of ObjectSpace, a provider of distributed computing solutions.

         Paul B. Poyfair has served as Executive Vice President--New Business Development since May 1998. He served as Executive Vice President--Services and New Businesses from May 1997 to May 1998, as Senior Vice President--Services & Administration from October 1995 to May 1997, as Senior Vice President--Human Resources, Training and Administration from December 1993 to October 1995 and as Vice President--Human Resources from September 1993 to December 1993. Prior to joining the Company, Mr. Poyfair was employed by HomeBase, Inc. from October 1990 to September 1993, serving as Vice President--Human Resources, and by Kenworth Truck Company, a manufacturer of heavy duty trucks, from 1986 to 1990, serving as Director of Human Resources.

         James E. Skinner has served as Executive Vice President, Chief Financial Officer and Treasurer since September 1994. He served as Senior Vice President--Finance and Planning and Chief Accounting Officer from December 1993 to September 1994, as Vice President--Finance and Planning and Chief Accounting Officer from June 1992 to December 1993, and as Vice President and Chief Accounting Officer from September 1991 to June 1992. Mr. Skinner served as Assistant Treasurer from October 1992 to September 1994 and has also served as

Assistant Secretary since October 1992. Prior to joining the Company, Mr. Skinner was a partner of Ernst & Young LLP, an international public accounting firm, where he had been employed since 1975. Mr. Skinner is a Certified Public Accountant.

         Anthony A. Weiss has served as Executive Vice President--Business Solutions since May 1998. He served as Senior Vice President--Sales, Distribution and Support from May 1997 to May 1998 and as Vice President--Direct Sales from September 1995 to May 1997. Mr. Weiss joined the Company in 1988 and served in various positions, including the positions of Regional Manager from 1992 to February 1995 and Senior Director--Direct Sales from February 1995 to September 1995.

         Rick L. Fountain has served as Senior Vice President--Technical Services since April 1999. He served as Vice President--Technical Services from July 1996 to April 1999. From September 1994 to July 1996, he served as Senior Director--Technical Services and from February 1990 to September 1994, he served as the East Coast Regional Manager of the Company. Prior to joining the Company, Mr. Fountain was employed by Federated Electronics Superstores, a chain of retail appliance and consumer electronics stores, from 1985 to 1990, where he last held the position of Vice President--Operations.

         J. Robert Gary has served as Senior Vice President--Finance of the Company and Chief Financial Officer of CompUSA Stores since January 1999. He served as Vice President--Controller from September 1998 to December 1998 and as Vice President--Finance from May 1996 to August 1998. Prior to joining the Company, Mr. Gary served as Senior Vice President and Chief Financial Officer of Wireless One, Inc., an owner and operator of wireless cable television systems, from September 1995 to May 1996, and from 1992 to September 1995, he was Executive Vice President, Chief Operating Officer, and Chief Financial Officer of Greentree Software, Inc., a developer of advanced purchasing and material management software solutions. From 1990 to 1992, Mr. Gary was employed as Vice President--Business Manager of the Trade Division of Simon & Schuster, Inc.

         Harold D. Greenberg has served as Senior Vice President--Inventory Management since May 1997. He served as Vice President--Inventory Management from April 1994 to May 1997. Prior to joining the Company, he was employed by Ames Department Stores, Inc., a regional chain of discount department stores, where he served in several positions from 1989 to December 1993, most recently as Director of Planning and Analysis.

         Alann R. Hurlebaus has served as Senior Vice President--Operations/ Western Division and Rural Stores since April 1999. Mr. Hurlebaus joined the Company in 1991 and served in various positions, including Director of Operations from April 1991 to October 1991, Senior Director of Operations from October 1991 to May 1995, and Regional Manager of the Company from May 1995 to June 1998. In June 1998, Mr. Hurlebaus was promoted to Senior Director of Rural Stores and from October 1998 to April 1999, he served as Senior Director of Operations and Rural Stores.

         Melvin D. McCall has served as Senior Vice President--Human Resources since October 1995. He served as Vice President--Human Resources from May 1995 to October 1995. Prior to joining the Company, he was a principal of HR Partners, a human resources consulting firm, from 1991 to May 1995. From 1987 to 1991, Mr. McCall served as Senior Vice President of Human Resources and Administration of Dominick's Finer Foods, Inc., a regional supermarket chain.

         Barry C. McCook has served as Senior Vice President--Operations/ Southeastern Division since May 1997. He served as Vice President--Operations, East from March 1995 to May 1997. Mr. McCook also served as Regional Manager of the Southeast from February 1994 to March 1995, as Vice President--Retail Sales from July 1993 to February 1994, and as Regional Manager from 1990 to July 1993.

         Honorio J. Padron has served as Senior Vice President--Engineering Processes and Chief Information Officer since November 1997. Prior to joining the Company, Mr. Padron was Senior Vice President and Chief Information Officer for Pepsico Restaurants, a fast food restaurant chain, from August 1996 to November 1997. From February 1995 to August 1996 he held the position of Senior Vice President of Business Engineering and Technology and Chief Information Officer for Flagstar, a restaurant management company. From 1988 to 1995, Mr. Padron was employed by Burger King Corporation, a fast-food restaurant chain, where he held various positions including Senior Director of Research and Development, Director of Reengineering, and Director of Profit and Loss Improvements. From 1982 to 1985, he was Owner and Chief Executive Officer of H&A Restaurant Management Company.

         Robert N. Sayewitz has served as Senior Vice President--Operations/ Northeastern Division since September 1998. He served as a Regional Manager of the Company from August 1993 to September 1998. Mr. Sayewitz also served as General Manager of a CompUSA Computer Superstore from June 1992 to August 1993. Prior to joining the Company, Mr. Sayewitz was employed by The Computer Factory, Inc., a computer reseller, where he last held the position of Vice President--Sales from May 1991 to June 1992.

         Mark R. Walker has served as Senior Vice President--General Counsel and Secretary since November 1995. He served as Vice President--General Counsel and Secretary from August 1993 to November 1995. Prior to joining the Company, he was employed as Vice President, Secretary and General Counsel from May 1990 to February 1993 by AmeriCredit Corp., an indirect consumer finance company. Mr. Walker practiced general corporate and securities law from 1986 to 1990 with Mayer, Brown & Platt in Chicago, Illinois.

         Gary M. Bale has served as Vice President--Merchandising/Software and Accessories since September 1998. He served as Merchandise Manager--Software from December 1994 to September 1998. Mr. Bale joined the Company in July 1993 and served in various buyer roles until December 1994, most recently as computer and monitor buyer. Prior to joining the Company, Mr. Bale was employed from January 1993 to July 1993 by Tops Appliance City, Inc., an appliance and TV retailer, as an appliance buyer.

         Michael D. Bryk has served as Vice President--Finance since October 1998. Mr. Bryk joined the Company in 1993 and served in various positions, including Controller for Compudyne, Inc., then a wholly-owned subsidiary of the Company, from January 1993 to October 1993, Director of Internal Audit from October 1993 to September 1994, Director of Finance from September 1994 to February 1996, and Senior Director of Finance from February 1996 to October 1998. Prior to joining the Company, Mr. Bryk was employed by Leeds Building Products, Inc., a wholesale and retail supplier of building products, from August 1990 to January 1993, where he last held the position of Vice President and Chief Financial Officer.

         George A. Coll has served as Vice President--Enterprise Business Solutions since November 1998. He served as Senior Director--Technical Services from June 1997 to October 1998 and as Director--Technical Services from January 1996 to June 1997. Prior to joining the Company, Mr. Coll served as a Regional Manager of Product Services with Montgomery Ward, Inc., a chain of retail department stores, from April 1994 to January 1996. He also served as Area Service Manager, Manager of Quality/Product/Training and Process Control Engineer for General Electric Company from March 1989 to April 1994.

         Brian J. Curran has served as Vice President--Direct Sales since July 1999. Mr. Curran joined the Company in 1992 and served in various positions including, Direct Sales Manager from December 1993 to January 1997, Senior Director of Direct Sales from January 1997 to January 1998, Regional Director of Direct Sales from January 1998 to December 1998 and Senior Director of Small Business and Vertical Markets from December 1998 to July 1999. Prior to joining the Company, Mr. Curran was employed by Checkered Flag, Inc., a supplier of automotive parts, from 1985 to 1992, where he last held the position of Sales and Finance Manager.

         Jeff Dill has served as Vice President--Technology Training since May 1999. He served as a Regional Manager of the Company from December 1998 to April 1999 and as a General Manager of a CompUSA Computer Superstore from February 1995 to December 1998. Prior to joining the Company, Mr. Dill was President and Owner of Office Supply Room, an office supply company, from October 1982 to December 1991. From March 1992 to April 1994, he was employed by Office Depot, Inc., a chain of office supplies store, most recently as a Store Manager.

         Richard H. Foster has served as Vice President--Direct Sales since July 1998. He served as Senior Director--Direct Sales from April 1998 to July 1998 and as Regional Director--Direct Sales from October 1996 to April 1998. Prior to joining the Company, Mr. Foster was Regional Manager for Avnet, Inc., a corporate computer reseller, from January 1995 to February 1996. From October 1991 to December 1995, he was Vice President of Sales for Compucom Systems, Inc., a corporate computer reseller.

         Ronald E. Freeman has served as Vice President--Distribution and Configuration since June 1998. He served as a Senior Director--Distribution and Configuration from July 1997 to June 1998. Prior to joining the Company, Mr. Freeman was employed from 1989 to 1997 by Babbage's Etc., a computer software specialty retailer, where he last held the position of Vice President--Distribution. From 1981 to 1989, he served as Director of Transportation and Logistics for Cullum Cos. Inc., a grocery retailer.

         Robert M. Howe has served as Vice President and General Merchandise Manager--CompUSA PC since November 1997. Prior to joining the Company, Mr. Howe was Vice President--Strategic Planning for Packard Bell/NEC, a computer manufacturer, from March 1997 to November 1997. From March 1996 to August 1996, he held the position of General Manager/Worldwide PC Channel Sales and Marketing Consumer Division for International Business Machines Corporation. From July 1994 to January 1996, he served as Vice President--Worldwide PC Marketing for AT&T Corporation. From May 1992 to September 1993, Mr. Howe served as Senior Vice President--Sales, Marketing and Service for Dell Computer Corporation, a computer manufacturer and marketer. Mr. Howe held the position of Vice President--Vendor Relations for Microage, a retailer of personal computer products and accessories, from November 1990 to May 1992. From May 1984 to October 1990, Mr. Howe was Vice President--Marketing for Computer Bay, a PC distributor.

         Edmund G. Jurica, Jr. has served as Vice President--Information Systems since January 1998. He served as Senior Director of Information Services from October 1997 to January 1998. Mr. Jurica joined the Company in December 1994 and has held various other management positions, including Director of Strategy and Technology and Director of Client Services. Prior to joining the Company, Mr. Jurica worked from October 1986 to December 1994 at Siemens, a technology solutions company, where he last held the position of Software Development Manager.

         John S. Lostroscio has served as Vice President--Merchandising/ Hardware since September 1998. He served as Divisional Merchandise Manager--Hardware from January 1997 to September 1998; as Senior Buyer--Accessories from January 1996 to January 1997 and as an accessories buyer from April 1995 to January 1996. Prior to joining the Company, Mr. Lostroscio was employed from January 1992 to April 1995 by Sound Advice, Inc., a consumer electronics specialty retailer, where he held the position of Merchandise Manager.

         Leslie C. Marshall has served as Vice President--Loss Prevention since July 1996. From 1992 to July 1996, he served as Senior Director--Loss Prevention of the Company. Prior to joining the Company, Mr. Marshall served as Director of Risk Management and Loss Prevention for Pic-"N"-Save Corporation, an inventory close-out retailing chain, from 1986 to 1991.

         Kellie J. McCluskey has served as Vice President--Advertising since July 1998. She served as Senior Director--Advertising from March 1998 to July 1998. Prior to joining the Company, Ms. McCluskey worked for Home Depot, Inc. where she last held the position of Advertising Manager--West Coast Division from July 1993 to March 1998. From 1985 to 1993 she was Manager of Print Advertising for HomeBase, Inc., a home center warehouse retailer.

         T. Dale Stapleton has served as a Vice President--Controller since April 1999. He served as Senior Director of Financial Accounting from December 1997 to April 1999 and as Director of Financial Accounting from December 1995 to December 1997. Prior to joining the Company, Mr. Stapleton was a Senior Manager for Ernst & Young LLP, an international public accounting firm, from October 1989 to December 1995. Mr. Stapleton is a Certified Public Accountant.

         Catherine C. Witt has served as Vice President--Information Systems Operations since March 1998. She served as Director of Operations and Telecommunications from October 1994 to March 1998 and as Manager of Data Processing from July 1993 to October 1994. Prior to joining the Company, Ms. Witt was employed from 1981 to 1993 by Haggar Apparel Co., a clothing manufacturer, where she last held the position of Manager of Network Operations.

         Blake A. Wolff has served as Vice President--Call Center Services since May 1999. He served as Senior Director of Call Center Services from October 1997 to May 1999. Mr. Wolff joined the Company in 1990 and has served in various positions, including General Manager of a CompUSA Computer Superstore from September 1990 to December 1993 and Regional Manager for the Company from December 1993 to October 1997.

                             EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION


                             OVERVIEW AND PHILOSOPHY

         Recommendations regarding base salary and annual incentive compensation for executive officers are prepared by the Compensation Committee and presented to the Board of Directors for final approval. The Compensation Committee, which is composed entirely of nonemployee directors, has access to independent compensation data and has available to it advice and reports from outside compensation consultants.

         The objectives of the Company's executive compensation program are to:

     -   Support the achievement of desired Company performance.

     - Provide competitive compensation that will attract and retain superior talent and reward performance.

     - Align the executive officers' interests with those of the stockholders by placing a portion of their pay at risk because it is dependent upon corporate performance, including the attainment of performance goals.

         To achieve the above objectives, the Company's executive compensation policies integrate annual base compensation with bonuses based on overall corporate performance and individual initiatives and performance. The measurement of corporate performance and the award of bonuses to officers of the Company may be based on the performance of the Company generally (in the absolute or compared to its peers) or the performance of a particular officer or the performance of the subsidiary, division or other unit to which an officer is assigned. Performance goals may vary between officers and will be weighted to reflect their relative importance to the Company. For other key management personnel the award of bonuses is based primarily upon the achievement of Company performance goals that are reviewed and approved annually by the Compensation Committee. For years in which performance goals are achieved or exceeded, executive compensation tends to be higher than for years in which performance goals are not achieved. Annual cash compensation, together with the payment of long-term equity-based incentive compensation through stock options, restricted stock and other equity-based awards, is designed to attract and retain qualified executives and to ensure that such executives have a continuing stake in the long-term success of the Company.

         The executive compensation program is designed to provide an overall level of compensation that is competitive within the retail industry, as well as with a broader group of companies of comparable size and complexity. The actual compensation levels of the Company's executive officers may be greater or less than average compensation levels in other companies based upon annual and long-term overall Company performance as well as individual performance. The Compensation Committee uses its discretion to set executive compensation at levels warranted in its judgment by external, internal and individual circumstances.

                     EXECUTIVE OFFICER COMPENSATION PROGRAM


         The Company's executive officer compensation program is comprised of base salary, annual cash incentive compensation including the Officers' Bonus Plan, the Supplemental Bonus and Retention Plan, long-term incentive compensation in the form of stock options, restricted stock and other equity-based awards, and various benefits, including a 401(k) plan, deferred compensation plan and an executive medical plan.

BASE SALARY

         Subject to the provisions of any applicable employment agreements, in fiscal 1999 base salary levels for the Company's executive officers, including the Chief Executive Officer, were competitively set relative to companies in the retail industry and other comparable companies. See "-Employment Agreements." In determining salaries, the Compensation Committee took into account individual experience and performance and specific issues particular to the Company, counseled with an outside compensation consultant, and reviewed independent compensation data to establish base salary levels that were within the range of persons holding positions of comparable responsibility at other similarly situated companies, both regionally and nationally.

OFFICERS' BONUS PLAN

         The CompUSA Inc. Officers' Bonus Plan (the "Bonus Plan") provides incentive compensation opportunities for officers of the Company that are designed to attract, motivate, and retain talented officers and to align the officers' interests with those of the stockholders by placing a portion of their pay at risk depending upon corporate performance and to support the achievement of desired Company performance. The awards granted pursuant to the Bonus Plan are determined according to a formula based on several factors, including target performance goals, threshold levels of performance, individual target award levels, and the participant's base earnings. At the beginning of the year, the Compensation Committee establishes target award levels expressed as a percentage of a participant's base earnings for the year, as well as the performance goals and the respective threshold and target levels of performance associated with each. Different performance goals may be established for different participants. Each participant's award is determined by multiplying the target award by the performance score. The maximum award that may be paid to any single participant for a fiscal year is $5,000,000. Additionally, the Compensation Committee has discretion to grant ad hoc bonuses pursuant to the Bonus Plan to any participant or group of participants in such amounts as it determines to be appropriate. For fiscal 1999, the performance goal established for the Chief Executive Officer of the Company was based on the Company achieving a targeted earnings per share (the "EPS Target"). If the EPS Target for fiscal 1999 had been achieved, the Chief Executive Officer would have received an award equal to 50% of his base salary (the "Award"). If the EPS Target had been surpassed, the Award would have increased 2% to 12% for each percentage point by which reported earnings per share exceeded the EPS Target. If the EPS Target was not achieved, the Award was to decrease 3% to 4% for each percentage point by which reported earnings per share fell below the EPS Target. Because the Company reported a loss for fiscal 1999, the Chief Executive Officer did not earn a bonus under the Bonus Plan.

SUPPLEMENTAL BONUS AND RETENTION PLAN

         The CompUSA Inc. Supplemental Bonus and Retention Plan (the "Supplemental Bonus Plan"), approved by the Board of Directors May 4, 1999, provides additional incentive compensation opportunities for certain officers of the Company. The Supplemental Bonus Plan is designed to assist in the attraction, motivation and retention of superior talent at the officer level and to align the officers' interests with those of the stockholders by giving those eligible to participate in the Supplemental Bonus Plan the opportunity to earn cash bonuses based upon appreciation in the market price of the Common Stock. The Compensation Committee has sole discretion to determine which officers of the Company are eligible to participate in the Supplemental Bonus Plan and the amount of the cash bonuses that the designated officers are eligible to receive. Bonuses awarded to officers under the Supplemental Bonus Plan vest in two equal parts on the first two anniversaries of the date of the bonus award and expire on the day immediately preceding the fifth anniversary of the date of the award. The Supplemental Bonus Plan constitutes a "management incentive bonus plan" for purposes of any employment agreement between the Company and the award recipient. Consequently, certain change-in-control provisions in any such employment agreement may apply and could result in acceleration of vesting of a bonus award in accordance with the terms of the award recipient's employment agreement. A bonus recipient will be eligible to receive the maximum amount of the award if certain target market prices for the Common Stock are met at the time the officer elects to receive vested increments of his award. Reduced amounts will be payable if certain lower target market prices are met at such times. Elections to receive payments pursuant to an award must be made during certain window periods established by the Company.

LONG-TERM INCENTIVE PLAN

         The Long-Term Incentive Plan has been the Company's long-term incentive plan for executive officers since 1990. The objectives of the Long-Term Incentive Plan are to align executive and stockholder long-term interests by creating a strong and direct link between executive compensation and stockholder return and to enable executives to develop and maintain a significant long-term ownership position in the Common Stock. The Company proposes to amend the Long-Term Incentive Plan as discussed under "Proposal No. 2 - AMENDMENTS TO LONG-TERM INCENTIVE PLAN."

RESTRICTED STOCK PLAN

         The CompUSA Inc. Restricted Stock Plan (the "Restricted Stock Plan"), approved by the Board of Directors July 7, 1999, provides for the granting of stock-based incentive compensation in the form of restricted stock. The Restricted Stock Plan authorizes the issuance of up to 1,000,000 shares of Common Stock to officers of the Company and its subsidiaries. Only shares of Common Stock held in the Company's treasury may be issued pursuant to grants under the Restricted Stock Plan. Restricted stock granted pursuant to the Restricted Stock Plan will be restricted for a period of time to be determined by the Compensation Committee at the time of the award, which period shall not exceed ten years. The restricted stock will be forfeited if a participant's employment is terminated prior to the end of the restriction period. The Compensation Committee may waive any restrictions with respect to shares of restricted stock in whole or in part at any time. In addition, all restrictions with respect to outstanding shares of restricted stock will be deemed lapsed, waived or satisfied upon the occurrence of certain sale, merger or reorganization transactions involving the Company or in the event the Company is otherwise subject to a change in control. The restrictions on the stock prohibit the sale, assignment, transfer, pledge or other encumbrance of the restricted stock. The termination of restrictions with respect to certain restricted stock awards may be accelerated if specific performance goals are met (such restricted stock is referred to in this Proxy Statement as "performance accelerated restricted stock" or "PARs"). As of the Record Date, 944,035 shares of PARs issued under the Restricted Stock Plan were outstanding, with James F. Halpin, Harold F. Compton, J. Samuel Crowley, Lawrence N. Mondry and James E. Skinner holding the following amounts, respectively: 118,644; 106,780; 60,332; 60,332 and 60,332 shares.

COMPSAVINGS PLAN FOR EMPLOYEES OF COMPUSA INC.

         The CompSavings Plan for Employees of CompUSA Inc. (the "401(k) Plan") is intended to enable employees of the Company and its subsidiaries who are at least 21 years of age to accumulate capital for their future economic security, encourage eligible employees to remain in the service of the Company and provide incentives for employee performance on behalf of the Company. Eligible employees may become participants in the plan as of the first day of the next calendar quarter after their hire date. An eligible employee may elect to make pre-tax contributions to the 401(k) Plan through payroll deductions in an amount up to 15% of such employee's compensation, subject to certain limitations contained in the Internal Revenue Code of 1986 (the "Code"). The 401(k) Plan provides for Company matching contributions equal to 25% of an eligible employee's pre-tax contributions with respect to the first 5% of such employee's compensation. Company matching contributions are made one-fourth in cash and the remaining three-fourths in Common Stock. In addition, the Company may elect to make supplemental matching contributions in an amount based on the Company's profitability for the fiscal year that ends within the 401(k) Plan's fiscal year. The 401(k) Plan is a defined contribution retirement plan within the meaning of Section 401(a) of the Code. Participants in the 401(k) Plan may direct the investment of their 401(k) Plan accounts among specified investment funds, including a fund that invests primarily in Common Stock. The 401(k) Plan is administered by the CompSavings Plan Committee, which is comprised of Harold F. Compton, James E. Skinner and Melvin D. McCall.

COMPUSA INC. DEFERRED COMPENSATION PLAN

         The CompUSA Inc. Deferred Compensation Plan (the "SERP") is a supplemental executive retirement plan maintained in conjunction with the 401(k) Plan that is intended to provide certain benefits to a select group of the Company's management and highly compensated employees. The SERP is a nonqualified plan for federal income tax purposes that allows eligible employees to make pre-tax contributions through payroll deductions in excess of certain limitations imposed on pre-tax contributions by these employees to the 401(k) Plan. Eligible employees who make pre-tax contributions to the SERP are eligible to receive an allocation of Company matching contributions on the same basis as Company matching contributions to the 401(k) Plan. The SERP is administered by the CompSavings Plan Committee.

BENEFITS

         The Company provides medical benefits to its executive officers pursuant to an executive medical plan.

         This report of the Compensation Committee on executive compensation is submitted by the current members of the committee as noted below:


                                        Warren D. Feldberg
                                        Leonard L. Berry, Ph.D.
                                        Kevin J. Roche

SUMMARY COMPENSATION TABLE

         The following contains information concerning the compensation earned by, awarded to or paid to the Company's Chief Executive Officer and each of the other four most highly compensated executive officers of the Company (collectively, the "Named Officers") for services rendered to the Company during fiscal 1997, 1998 and 1999.



                                                                             Long-Term Compensation
                                                                     -----------------------------------
                                   Annual Compensation                       Awards           Payouts
                         -----------------------------------------   -----------------------------------
                                                                                 Securities
                                                                     Restricted  Underlying
                                                           Other        Stock     Options/     LTIP      All Other
                          Fiscal   Salary      Bonus       Annual      Award(s)      SARS      Payouts   Compensation
   Name and Principal      Year     ($)       ($) (1)   Compensation    ($) (3)    (#) (4)       ($)       ($) (5)
        Position                                          ($) (2)
---------------------------------------------------------------------------------   -----------------------------------------------
James F. Halpin           1999   1,000,000     --          --          875,007      213,051     --         1,600
     President and Chief  1998     959,615     --          --          367,870      122,951     --         3,150
     Executive Officer    1997     836,544   744,851       --          248,751    1,331,591     --         4,750

Harold F. Compton         1999     886,538     --          --          743,750      191,746     --         1,600
     Executive Vice       1998     796,154     --          --          375,066      104,508     --         3,150
     President and        1997     584,619   521,926       --          213,216      955,597     --         4,750
     Chief Operating
     Officer of the
     Company and
     President--
     CompUSA Stores

J. Samuel Crowley         1999     362,789     --          --          421,868       36,113     --         1,600
     Executive Vice       1998     332,500     --          --          112,773       19,590     --         2,996
     President--          1997     275,038   184,018       --           81,540      348,572     --         4,750
     Operations

Lawrence N. Mondry        1999     414,615     --          --          421,868       36,113     --         1,600
     Executive Vice       1998     385,192     --          --          112,773       19,590     --         3,150
     President--          1997     344,425   229,692       --           81,540      348,572     --         4,750
     Merchandising

James E. Skinner          1999     375,577     --          --          421,868       36,113     --         1,600
     Executive Vice       1998     336,538     --          --          112,773       19,590     --         2,375
     President,           1997     293,071   195,854       --           81,540      348,572     --         4,750
     Chief Financial
     Officer, Treasurer
     and Assistant
     Secretary

----------------------

(1) Includes bonuses earned in fiscal 1997 under the incentive compensation plans of the Named Officers that were paid in fiscal 1998. No bonuses were earned by the Named Officers in fiscal 1998 or fiscal 1999.

(2) No compensation was paid to any of the Named Officers during fiscal 1997, 1998 or 1999 that constituted Other Annual Compensation. In fiscal 1997, 1998 and 1999, the value of perquisites and other personal benefits, if any, did not equal or exceed the lesser of $50,000 or 10% of the total amount of annual salary and bonus for any Named Officer.

(3) The aggregate value of the restricted stock awards at the end of fiscal 1999 was: $562,843; $497,564; $235,755; $235,755 and $235,755 for
         Messrs. Halpin, Compton, Crowley, Mondry and Skinner, respectively. The number of shares of restricted stock held by Messrs. Halpin, Compton, Crowley, Mondry and Skinner at the end of fiscal 1999 was 76,970; 68,043; 32,240; 32,240 and 32,240, respectively. Restrictions lapse after five years, subject to accelerated vesting if specific performance goals are met; however, such vesting period will not be less than three years. Holders of restricted stock are entitled to receive any dividends paid to holders of Common Stock.

(4) Options to acquire Common Stock under the Long-Term Incentive Plan. "-See Report of the Compensation Committee on Executive
         Compensation-EXECUTIVE OFFICER COMPENSATION PROGRAM - Long-Term Incentive Plan."

(5) Reflects the Company's contributions to the 401(k) Plan and the SERP in respect of these individuals.

OPTION GRANTS DURING FISCAL 1999

         The following table sets forth information regarding stock options granted to the Named Officers during fiscal 1999 pursuant to the Long-Term Incentive Plan.



                                                Individual Grants
                             -----------------------------------------------------------
                               Number of                                                     Potential Realizable Value
                              Securities    % of Total                                       at Assumed Annual Rates of
                              Underlying   Options/SARs                                       Stock Price Appreciation
                             Options/SARs   Granted to     Exercise or Base                      For Option Term (1)
                                Granted    Employees in         Price         Expiration   ----------------------------
          Name                 (#)(2)(3)  Fiscal Year (2)   ($/Share) (4)        Date            5% ($)        10% ($)
--------------------------   -----------------------------------------------------------   ----------------------------
James F. Halpin                 213,051        14.3%         14.25           11/03/08         1,909,629     4,839,347

Harold F. Compton               191,746        12.9%         14.25           11/03/08         1,718,667     4,355,415

J. Samuel Crowley                36,113         2.4%         14.25           11/03/08           323,690       820,289

Lawrence N. Mondry               36,113         2.4%         14.25           11/03/08           323,690       820,289

James E. Skinner                 36,113         2.4%         14.25           11/03/08           323,690       820,289

-----------------------

(1) The potential realizable values shown in the table illustrate the values that might be realized upon exercise of the options immediately prior to the expiration of their terms, based on the difference between the appreciated value of the Common Stock over the ten-year term of the options (assuming the specified compounded rates of appreciation) and the exercise price of the options. These amounts do not take into account provisions providing for termination of options following termination of employment, nontransferability or vesting over periods of up to four years.

(2)      The Company has not granted any stock appreciation rights (SARs).

(3) All options have ten-year terms. Options vest with respect to one-third or one-fourth of the shares covered thereby annually, beginning on the first anniversary of the date of grant. In the event of a change in control of the Company (as defined in the Long-Term Incentive Plan), however, any unexercisable portion of the options will become immediately exercisable. All options set forth in the table are nonqualified options.

(4) The exercise price was equal to the fair market value of the Common Stock on the date of grant.

AGGREGATED OPTION EXERCISES DURING FISCAL 1999 AND FISCAL YEAR END OPTION VALUES

         The following table sets forth information regarding options exercised by the Named Officers during fiscal 1999 and the number and value of options held at fiscal year end. The Company does not have any outstanding stock appreciation rights.


                                                           Number of Securities            Value of Unexercised
                                                          Underlying Unexercised               In-the-Money
                                                        Options/SARs at Fiscal Year    Options/SARs at Fiscal Year
                             Shares          Value                End (#)                       End ($) (2)
                          Acquired on      Realized    ------------------------------ -------------------------------
          Name            Exercise (#)      ($)(1)     Exercisable   Unexercisable     Exercisable   Unexercisable
---------------------------------------------------------------------------------------------------------------------
James F. Halpin                --            --         1,897,474       655,551           637,778          --
Harold F. Compton              --            --         1,050,076       523,287         1,058,456          --
J. Samuel Crowley            11,504        90,371         349,223       137,032            32,009          --
Lawrence N. Mondry           57,866       496,450         272,310       137,033             --             --
James E. Skinner               --            --           337,958       137,033           144,200          --

-----------------------

(1) Value is calculated based on the difference between the closing price of the Common Stock on the date of exercise and the per share option exercise price multiplied by the number of shares to which the exercise relates.

(2) The closing price of the Common Stock on the NYSE on June 25, 1999, was $7.3125 per share. The value of an in-the-money option is calculated on the basis of the difference between $7.3125 and the per share option exercise price multiplied by the number of shares of Common Stock purchasable under the option.



LONG-TERM INCENTIVE PLANS - AWARDS IN LAST FISCAL YEAR

         The following table sets forth information regarding bonus awards to the Named Officers during fiscal 1999 under the Supplemental Bonus Plan.


                                             Number of Shares,                          Performance or Other
                                                 Units or                                   Period Until
NAME                                        Other Rights ($)(1)                         Maturation Or Payout
----------------------                 ----------------------------                     ---------------------
James F. Halpin                                   2,100,000                                      (2)
Harold F. Compton                                 2,100,000                                      (2)
J. Samuel Crowley                                   600,000                                      (2)
Lawrence N. Mondry                                  600,000                                      (2)
James E. Skinner                                    600,000                                      (2)

-------------------

(1) The amounts shown in this column are the maximum dollar amounts that would be payable to the Named Officers if certain target market prices for the Common Stock were met at the time the Named Officer elected to receive all vested increments of his bonus award. Reduced amounts would be payable if certain lower target market prices were met at the time of such an election, and the difference between the maximum amounts and such reduced amounts would be forfeited. The maximum target market price with respect to the bonus awards shown for each Named Officer is $15.01 per share. The minimum dollar amount each Named Officer could receive if the lowest target market price ($5.00 per share) were not met during the term of his bonus award is zero.

(2) The term of each bonus award is five years. One-half of each bonus award vests on each of the first two anniversaries of the award. Each Named Officer may elect to receive one or more vested increments of his bonus award (but not less than all of a single vested increment) during the five-year term, but only during certain window periods established by the Company. A Named Officer will automatically be deemed to have elected to receive all vested increments of a bonus award if the maximum target market price is reached at a time when the Named Officer has the right to make such an election. Bonus awards are subject to early termination (and in certain circumstances, forfeiture) upon termination of employment.

EMPLOYMENT AGREEMENTS

         HALPIN AGREEMENT. The Company is a party to an employment agreement with James F. Halpin (the "Halpin Agreement") dated August 16, 1996, pursuant to which Mr. Halpin currently serves as President and Chief Executive Officer. The Halpin Agreement provides for annual salary increases at the sole discretion of the Compensation Committee of the Board of Directors. Mr. Halpin's current annual base salary is $1,000,000. In addition, Mr. Halpin is eligible to receive in respect of each fiscal year an incentive bonus determined in accordance with any management incentive bonus plan then maintained by the Company. See "-Report of the Compensation Committee on Executive Compensation - EXECUTIVE OFFICER COMPENSATION PROGRAM -Officers' Bonus Plan and -Supplemental Bonus and Retention Plan." The term of employment under the Halpin Agreement will expire on August 15, 2000. Mr. Halpin has agreed to certain noncompetition restrictions with the Company during the term of the Halpin Agreement and for two years thereafter. The Halpin Agreement provides for certain severance arrangements. See "-Severance Arrangements."

         COMPTON AGREEMENT. The Company is a party to an employment agreement with Harold F. Compton (the "Compton Agreement") dated August 16, 1996, pursuant to which Mr. Compton currently serves as Executive Vice President and Chief Operating Officer of the Company and President of CompUSA Stores. The Compton Agreement provides for annual salary increases at the sole discretion of the Compensation Committee of the Board of Directors. Mr. Compton's current annual base salary is $900,000. In addition, Mr. Compton is eligible to receive in respect of each fiscal year an incentive bonus determined in accordance with any management incentive bonus plan then maintained by the Company. See "-Report of the Compensation Committee on Executive Compensation -EXECUTIVE OFFICER COMPENSATION PROGRAM -Officers' Bonus Plan and -Supplemental Bonus and Retention Plan." The term of employment under the Compton Agreement will expire on August 15, 2000. Mr. Compton has agreed to certain noncompetition restrictions with the Company during the term of the Compton Agreement and for two years thereafter. The Compton Agreement provides for certain severance arrangements. See "-Severance Arrangements."

         CROWLEY AGREEMENT. The Company is a party to an employment agreement with J. Samuel Crowley (the "Crowley Agreement") dated May 1, 1998, pursuant to which Mr. Crowley currently serves as Executive Vice President--Operations. The Crowley Agreement provides for annual salary increases at the sole discretion of the Compensation Committee of the Board of Directors. Mr. Crowley's current annual base salary is $367,500. In addition, Mr. Crowley is eligible to receive in respect of each fiscal year an incentive bonus determined in accordance with any management incentive bonus plan then maintained by the Company. See "-Report of the Compensation Committee on Executive Compensation -EXECUTIVE OFFICER COMPENSATION PROGRAM -Officers' Bonus Plan and -Supplemental Bonus and Retention Plan." The term of employment under the Crowley Agreement will expire on May 1, 2000. Mr. Crowley has agreed to certain noncompetition restrictions with the Company during the term of the Crowley Agreement and for two years thereafter. The Crowley Agreement provides for certain severance arrangements. See "-Severance Arrangements."

         MONDRY AGREEMENT. The Company is a party to an employment agreement with Lawrence N. Mondry (the "Mondry Agreement") dated May 1, 1998, pursuant to which Mr. Mondry currently serves as Executive Vice President--Merchandising. The Mondry Agreement provides for annual salary increases at the sole discretion of the Compensation Committee of the Board of Directors. Mr. Mondry's current annual base salary is $420,000. In addition, Mr. Mondry is eligible to receive in respect of each fiscal year an incentive bonus determined in accordance with any management incentive bonus plan then maintained by the Company. See -"Report of the Compensation Committee on Executive Compensation -EXECUTIVE OFFICER COMPENSATION PROGRAM -Officers' Bonus Plan and -Supplemental Bonus and Retention Plan." The term of employment under the Mondry Agreement will expire on May 1, 2000. Mr. Mondry has agreed to certain noncompetition restrictions with the Company during the term of the Mondry Agreement and for two years thereafter. The Mondry Agreement provides for certain severance arrangements. See "-Severance Arrangements."

         SKINNER AGREEMENT. The Company is a party to an employment agreement with James E. Skinner (the "Skinner Agreement") dated May 1, 1998, pursuant to which Mr. Skinner currently serves as Executive Vice President and Chief Financial Officer. The Skinner Agreement provides for annual salary increases at the sole discretion of the Compensation Committee of the Board of Directors. Mr. Skinner's current annual base salary is $385,000. In addition, Mr. Skinner is eligible to receive in respect of each fiscal year an incentive bonus determined in accordance with any management incentive bonus plan then maintained by the Company. See "-Report of the Compensation Committee on Executive Compensation -EXECUTIVE OFFICER COMPENSATION PROGRAM -Officers' Bonus Plan and -Supplemental Bonus and Retention Plan." The term of employment under the Skinner Agreement will expire on May 1, 2000. Mr. Skinner has agreed to certain noncompetition restrictions with the Company during the term of the Skinner Agreement and for two years thereafter. The Skinner Agreement provides for certain severance arrangements. See "-Severance Arrangements."

SEVERANCE ARRANGEMENTS

         The Halpin, Compton, Crowley, Mondry and Skinner Agreements provide for severance payments to such officers upon termination of their employment by the Company other than for "cause," as defined in the agreements. In addition, the Crowley, Mondry and Skinner Agreements provide that failure of the Company to renew their agreements upon the expiration of their respective terms constitutes termination other than for "cause", thus entitling them to the aforementioned severance payments. Under the Halpin Agreement, Mr. Halpin is entitled to receive the amount of his monthly base salary (at the rate in effect immediately prior to termination of employment) as severance pay for a period of 48 months following termination of employment. Under the Compton Agreement, Mr. Compton is entitled to receive the amount of his monthly base salary (at the rate in effect immediately prior to termination of employment) as severance pay for a period of 36 months following termination of employment. Under the Crowley, Mondry and Skinner Agreements, each is entitled to receive the amount of his monthly base salary (at the rate in effect immediately prior to termination of employment) as severance pay for a period of 18 months following termination of employment.

         The agreements provide for lump sum severance payments in lieu of the foregoing payments upon termination of employment in connection with a "change in control" (as defined in the agreements) of the Company. The Company's obligations under the agreements apply to specified employment terminations during the 90-day period preceding a change in control and to any employment termination (other than one due to death) during the 12-month period following a change in control. The amount of the lump sum severance payment is equal to 2.99 times the sum of the following: (i) the terminated executive's annual base pay,
(ii) two times the terminated executive's target bonus for the bonus period in which the change in control occurs and (iii) the terminated executive's annualized automobile allowance, all determined at the time of employment termination. The lump sum payment also includes a payment in lieu of continued group insurance coverage and an amount necessary to reimburse the terminated executive for excise taxes, if any, that the executive may be expected to incur as a result of the severance payments. Under the agreements, the Company is obligated to reimburse the executive for outplacement consulting service costs incurred during the two-year period following employment termination in connection with a change in control. The agreements provide that Messrs. Halpin, Compton, Crowley, Mondry and Skinner, if requested by the Company, will enter into consulting agreements with the Company for a period of six months following termination of employment in connection with a change in control. Modified noncompetition restrictions apply for a period of two years under the agreements in the event of employment termination in connection with a change in control.

         Officers of the Company who are not Named Officers have employment agreements that provide for severance payments upon termination by the Company of employment other than for "cause" as defined in the agreements. In addition, the employment agreements for such officers provide that failure of the Company to renew their agreements upon the expiration of their respective terms constitutes termination other than for "cause", thus entitling them to the aforementioned severance payments. The agreements provide for severance payments for periods of 18, 12 and six months following termination of employment of Executive Vice Presidents, Senior Vice Presidents and Vice Presidents, respectively. The agreements also provide for lump sum severance payments in lieu of the foregoing payments upon termination of employment in connection with a change in control of the Company. The change in control severance provisions of the agreements with officers of the Company who are not Named Officers are substantially similar to the change in control severance provisions of the Named Officers; provided that for Vice Presidents, (i) the amount of the lump sum severance payments will be equal to 1.00 times the sum of the items enumerated in the preceding paragraph, (ii) consulting agreements are not required and
(iii) modified noncompetition restrictions apply for a period of one year.

                              CERTAIN TRANSACTIONS

         James F. Halpin, Jr., son of the Company's President and Chief Executive Officer, is the owner and President of OMO Marketing, Inc., which acts as a sales representative for Ferris Marketing, Inc., a parent holding company for Worldwide Marketing, Inc., Compaccessories, Inc. and TR Systems, Inc. (collectively, "Ferris Marketing"). The Company purchases import products from Ferris Marketing in the ordinary course of business, and during fiscal 1999 made aggregate purchases totaling $18,071,707 from Ferris Marketing. During fiscal 1999, OMO Marketing, Inc. received $44,111 from Ferris Marketing for services rendered in connection with purchases made from Ferris Marketing by the Company.

         On March 15, 1999, the Company made a $200,000 interest-free home purchase loan to Robert Sayewitz, the Company's Senior Vice
President--Operations/Northeastern Division, which loan was repaid July 1, 1999.


            SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes of ownership with the Commission. Based solely on its review of the copies of such forms received by it, and written representations from certain reporting persons, the Company believes that during fiscal 1999 all filing requirements applicable to its directors, officers and greater than 10% beneficial owners were complied with, except that R. Stephen Polley, Executive Vice President--Internet Strategies and President and Chief Executive Officer of CompUSA Net.com Inc., filed his initial report on Form 3 late; Ronald J. Gilmore, Executive Vice President--Marketing, filed one report on Form 4, relating to a deemed acquisition of Common Stock upon his marriage, late; and Morton E. Handel, a Director of the Company, filed a report on Form 4 late.

                          COMPARATIVE STOCK PERFORMANCE

         The graph below compares the cumulative total stockholder return on Common Stock with the cumulative total return on the stocks comprising the NYSE Composite Index (the "NYSE Index") and the Standard & Poor's Retail Composite Index (the "Peer Group Index") for the period from June 24, 1994 through June 26, 1999 (assuming the investment of $100 on June 24, 1994, in Common Stock and the stocks comprising the NYSE Index and the Peer Group Index, and reinvestment of all dividends).

         The companies whose stocks comprise the Peer Group Index are Albertsons, Inc.; American Stores Company; AutoZone, Inc.; Charming Shoppes, Inc.; Circuit City Stores, Inc.; Costco Companies, Inc.; CVS Corp.; Dayton Hudson Corp.; Dillard's, Inc.; Federated Department Stores; GAP, Inc.; Great Atlantic & Pacific Tea Company; Harcourt General, Inc.; Home Depot, Inc.; K-Mart Corp.; Kroger Company; Limited, Inc.; Longs Drug Stores, Inc.; Lowe's Companies, Inc.; May Department Stores Companies; Nordstrom, Inc.; J.C. Penney Company, Inc.; Pep Boys-Manny, Moe & Jack; Rite Aid Corporation; Sears Roebuck & Company; Sherwin-Williams Company; Tandy Corporation; TJX Companies, Inc.; Toys R Us, Inc.; Venator Group, Inc.; Wal-Mart Stores, Inc.; Walgreen Company and Winn-Dixie Stores, Inc.

             COMPARISON OF CUMULATIVE TOTAL RETURN ON COMMON STOCK,
                         PEER GROUP INDEX AND NYSE INDEX


                                 ----------------------------- FISCAL YEAR ENDING -----------------------------
COMPANY/INDEX/MARKET             6/24/1994     6/26/1995     6/28/1996     6/30/1997    6/30/1998     6/30/1999

CompUSA Inc.(1)                   $ 100.00      $ 347.82      $ 791.29      $ 997.08     $ 840.56      $ 344.92

Peer Group Index(2)                 100.00        107.12        130.54        158.12       250.90        334.93

NYSE Index(3)                       100.00        119.37        149.34        195.08       248.59        282.59


----------
     (1)  Common Stock
     (2)  Standard & Poor's Retail Composite Index
     (3)  NYSE Composite Index

                                 PROPOSAL NO. 2

                     AMENDMENTS TO LONG-TERM INCENTIVE PLAN

         The Board of Directors and the Compensation Committee (referred to collectively as the "Board of Directors" with respect to this Proposal) unanimously approved amendments to the Company's Long-Term Incentive Plan, subject to approval by the stockholders, to (i) increase by 7,500,000 the number of shares of Common Stock authorized for issuance under the Long-Term Incentive Plan by providing that the number of shares authorized for issuance after September 1, 1999 under the Long-Term Incentive Plan is 16,416,699, plus a number of shares equal to the number of shares of PARs outstanding as of September 1, 1999 that are forfeited and returned to the Company at any time on or after September 1, 1999, and (ii) extend the term of the Long-Term Incentive Plan through August 31, 2009. The Long-Term Incentive Plan currently provides that 16,788,736 shares of Common Stock are issuable pursuant thereto over the life of the plan, but 7,232,543 shares of Common Stock have been issued pursuant to the exercise of options granted under the plan and 158,590 shares of PARs have been issued and the restrictions have lapsed. As of September 1, 1999, 8,916,699 shares of Common Stock remained available for issuance under the Long-Term Incentive Plan, but options to purchase an aggregate of 8,445,768 of such shares had been granted, leaving only 470,931 shares (plus any shares of PARs that are thereafter forfeited) available for future grants.

         The Board of Directors also unanimously approved an amendment to the Long-Term Incentive Plan prohibiting the repricing of options granted under the Long-Term Incentive Plan, other than standard anti-dilution adjustments, which amendment does not require stockholder approval.

DESCRIPTION OF LONG-TERM INCENTIVE PLAN AS CURRENTLY IN EFFECT

         The Long-Term Incentive Plan provides that the Compensation Committee may, from time to time and in its sole discretion, grant options to acquire shares of Common Stock, restricted stock awards, stock appreciation rights, performance share awards and stock unit awards to full-time and part-time employees, nonemployee directors, consultants and advisors ("Participants") of or to the Company or a subsidiary thereof (referred to collectively as the "Company" with respect to this Proposal). The Company has seven nonemployee directors and approximately 20,000 employees. The Compensation Committee, composed of three nonemployee directors of the Company, has the authority to fix the number and terms of awards to be granted under the Long-Term Incentive Plan, the persons to receive awards and any conditions for the receipt of awards. The Board of Directors has all the powers of the Compensation Committee under the Long-Term Incentive Plan and may take any action under or with respect to the Long-Term Incentive Plan that the Compensation Committee is entitled to take.

         The maximum aggregate number of shares of Common Stock with respect to which awards may be granted to any Participant during the term of the Long-Term Incentive Plan is one-half of the total number of shares of Common Stock that may be issued from time to time thereunder. Awards may be granted under the Long-Term Incentive Plan through May 8, 2005.

         STOCK OPTIONS. Under the Long-Term Incentive Plan, options may be granted in the form of "incentive stock options" as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonstatutory stock options. The options generally become exercisable with respect to one-third or one-fourth of the shares purchasable thereunder on each anniversary of the date of the option grant. The options generally expire 10 years after the date of grant (five years in the case of incentive stock options granted to employees owning more than 10% of the Common Stock), except as follows. If a Participant ceases to be employed by the Company because the participant is terminated for Cause (as defined in the Long-Term Incentive Plan), any options held by the Participant will automatically expire. If a Participant's employment by the Company is terminated for any reason other than for Cause or due to death, such Participant's option will be exercisable (to the extent exercisable on the date of termination of the Participant's employment by the Company or, if the Compensation Committee, in its sole discretion, has accelerated the vesting of such option, to the extent exercisable following such acceleration) at any time within 30 days after the Participant ceases to be an employee (or within (i) three months after termination on account of retirement or (ii) 12 months after termination on account of disability), unless by its terms the option expires earlier or unless, with respect to a nonstatutory stock option, the Compensation Committee agrees, in its sole discretion, to extend the term of such option. Military or sick leave will not be deemed a termination of employment by the Company; provided that it does not exceed the longer of three months or the period during which the absent Participant's reemployment rights, if any, are guaranteed by statute or by contract. If a Participant dies while employed by the Company, or within three months after ceasing to be an employee, such Participant's option will be exercisable (to the extent exercisable on the date of death, or, if the Compensation Committee, in its sole discretion, has accelerated the vesting of such option, to the extent exercisable following such acceleration) at any time within 12 months after the date of death, unless by its terms the option expires earlier or unless, with respect to any nonstatutory stock option, the Compensation Committee agrees, in its sole discretion, to extend the term of such option. If a nonemployee Participant's association with the Company is terminated for Cause, any options held by such Participant will automatically expire. In all other cases, any options held by such a Participant, to the extent exercisable on the date of termination of the Participant's association with the Company, will remain exercisable and will expire in accordance with the terms of the applicable option agreement. The Compensation Committee does not have the authority to extend the term of any option beyond its original term. In the event of certain mergers and reorganizations involving the Company or upon the occurrence of a change in control (as defined in the Long-Term Incentive
Plan) or threatened change in control of the Company, all outstanding options will become immediately exercisable with respect to the full number of shares purchasable under such options.

         Incentive stock options may not be transferred or assigned other than by will or the laws of descent and distribution and may be exercised during the lifetime of the Participant only by the Participant or by the Participant's legally authorized representative. With respect to nonstatutory stock options, the Compensation Committee may, in its sole discretion, provide for the transferability of such options as it deems appropriate.

         The exercise price of each incentive stock option granted under the Long-Term Incentive Plan may not be less than 100% of the fair market value of the Common Stock on the date of grant (or 110% in the case of incentive stock options granted to employees owning more than 10% of the Common Stock), while the exercise price for nonstatutory stock options may be less than the fair market value on the date of grant. The closing price of the Common Stock on the NYSE on the Record Date was $6.875 per share.

         The exercise price of an option may be paid in cash, by certified or cashier's check, by shares of Common Stock, if permitted by the Compensation Committee, by a promissory note for the total purchase price of the shares of Common Stock being purchased, which note shall contain such terms and provisions as the Compensation Committee may approve, including without limitation the right to repay the note partially or wholly with Common Stock, or by delivery of a copy of irrevocable instructions from the Participant to a broker or dealer, reasonably acceptable to the Company, to sell certain of the shares of Common Stock purchased upon exercise of the option or to pledge them as collateral for a loan and promptly deliver to the Company the amount of sale or loan proceeds necessary to pay such purchase price.

         RESTRICTED STOCK AWARDS. Under the Long-Term Incentive Plan, the Compensation Committee may, in its sole discretion, award shares of Common Stock, subject to certain restrictions, as determined by the Compensation Committee. The general terms and conditions of restricted stock awards are as follows: (i) any shares of Common Stock awarded to a Participant will be restricted for a period of time to be determined by the Compensation Committee, but not more than ten years; (ii) the restrictions will prohibit the sale, assignment, transfer, pledge or other encumbrance of such shares, and will provide for possible reversion thereof to the Company during the period of restriction; (iii) all restricted stock awarded to a Participant will be forfeited and returned to the Company in the event the Participant's employment by or other association with the Company is terminated prior to the expiration of the period of restriction, unless the Participant's termination of employment by or other association with the Company is due to his death, disability or retirement or unless the Compensation Committee, in its sole discretion, waives the restrictions established with respect to any or all of the shares of restricted stock; (iv) in the event of a Participant's death or disability, the restrictions established will lapse with respect to all restricted stock awarded to the Participant prior to any such event and the shares of Common Stock involved will cease to be restricted stock and will no longer be subject to forfeiture to the Company; (v) in the event of a Participant's retirement, the restrictions established will continue to apply unless the Compensation Committee, in its sole discretion, shortens the restriction period; (vi) from the time of grant of the restricted stock award, the Participant will be entitled to all rights (including dividend and voting rights) with respect to the shares of Common Stock covered by the award, subject to forfeiture of such Common Stock; and (vii) upon the expiration of a restriction period, the Company will issue a certificate for such shares that does not bear a restrictive legend.

         As of the Record Date, (i) 480,904 shares of PARs issued under the Long-Term Incentive Plan were outstanding, with James F. Halpin, Harold F. Compton, J. Samuel Crowley, Lawrence N. Mondry and James E. Skinner holding the following amounts, respectively: 76,970; 68,043; 32,240; 32,240 and 32,240 shares, and (ii) all restrictions had lapsed on an aggregate of 158,590 shares of PARs issued under the plan.

         STOCK APPRECIATION RIGHTS. Under the Long-Term Incentive Plan, the Compensation Committee may, in its sole discretion, grant stock appreciation rights. A stock appreciation right entitles a Participant to receive an amount equal to (or if the Compensation Committee shall so determine at the time of grant, less than) the excess of the market value on the date of exercise over the market value on the date of grant of such right (or such other price as is set by the Compensation Committee), multiplied by the number of shares of Common Stock with respect to which the stock appreciation right shall have been exercised. A stock appreciation right may be granted in combination with, in addition to, or completely independent of, an option or any other award. Settlement of a stock appreciation right may be made in cash, by certified or cashier's check, in shares of Common Stock, if permitted by the Compensation Committee, or in any other form of valid consideration, as determined by the Compensation Committee in its sole discretion. However, any stock appreciation right exercised upon or subsequent to the occurrence of certain mergers, reorganizations or a change in control must be paid in cash. The Compensation Committee may, in its sole discretion, determine the transferability of the stock appreciation rights granted to any Participant. Whenever a stock appreciation right is granted in relation to an option and the exercise of one affects the right to exercise the other, the number of shares of Common Stock available under the option to which the stock appreciation right relates will decrease by a number equal to the number of shares of Common Stock for which the stock appreciation right is exercised. Upon the exercise of an option, any related stock appreciation right will terminate as to the number of shares of Common Stock with respect to which the option has been exercised.

         Whenever a stock appreciation right is granted in relation to an option and the exercise of one affects the right to exercise the other, in the event of the termination of the Participant's employment by or other association with the Company, the stock appreciation right may be exercised only during the period, if any, within which the option to which it relates may be exercised. If a Participant who is a Company employee is granted a stock appreciation right independently of an option, the following provisions will apply: (i) if a Participant ceases to be employed by the Company because the Participant is terminated for Cause (as defined in the Long-Term Incentive Plan), any stock appreciation rights held by that Participant will automatically expire; (ii) if a Participant's employment by the Company is terminated for any reason other than Cause or due to death, such Participant's stock appreciation right will be exercisable (to the extent exercisable on the date of termination of the Participant's employment by the Company or, if the Compensation Committee, in its sole discretion, has accelerated the vesting of such stock appreciation right, to the extent exercisable following such acceleration) at any time within 30 days after the Participant ceases to be an employee (or within (a) three months after termination if on account of retirement or (b) 12 months after termination if on account of disability), unless by its terms it expires earlier or unless the Compensation Committee agrees, in its sole discretion, to extend the term of such stock appreciation right; provided that the term of any such stock appreciation right will not be extended beyond its original term, and
(iii) if a Participant dies while employed by the Company or within three months after ceasing to be an employee, such Participant's stock appreciation right will be exercisable (to the extent exercisable on the date of death, or, if the Compensation Committee, in its sole discretion, has accelerated the vesting of such stock appreciation right, to the extent exercisable following such acceleration) at any time within 12 months after the date of death, unless by its terms it expires earlier or unless the Compensation Committee agrees, in its sole discretion, to extend the term of such stock appreciation right; provided that the term of any such stock appreciation right will not be extended beyond its original term. Military or sick leave will not be deemed a termination of employment by the Company; provided that it does not exceed the longer of three months or the period during which the absent Participant's reemployment rights, if any, are guaranteed by statute or by contract. If a nonemployee Participant is granted a stock appreciation right independently of an option under the Long-Term Incentive Plan, the following provisions will apply: (i) if the Participant's association with the Company is terminated for Cause, any stock appreciation right held by the Participant will automatically expire and (ii) in all other cases, any stock appreciation right held by a Participant will remain exercisable to the extent exercisable on the date of termination of the Participant's association with the Company and will remain exercisable in accordance with the terms of the applicable stock appreciation right agreement. As of the Record Date, no stock appreciation rights have been granted.

         Whenever an incentive stock option and a stock appreciation right are granted together and the exercise of one affects the right to exercise the other, the following requirements apply: (i) the stock appreciation right will expire no later than the expiration of the underlying incentive stock option;
(ii) the stock appreciation right may be for no more than the difference between the exercise price of the underlying incentive stock option and the market value of the Common Stock subject to the underlying incentive stock option at the time the stock appreciation right is exercised; (iii) the stock appreciation right is transferable only when the underlying incentive stock option is transferable and under the same conditions; (iv) the stock appreciation right may be exercised only when the underlying incentive stock option is eligible to be exercised; and
(v) the stock appreciation right may be exercised only when the market value of the Common Stock subject to the underlying incentive stock option exceeds the exercise price of the underlying incentive stock option.

         PERFORMANCE SHARES. Under the Long-Term Incentive Plan, the Compensation Committee may, in its sole discretion, grant performance shares. Performance shares may be earned based on the attainment of performance goals established by the Compensation Committee for a particular performance cycle. The Compensation Committee may establish performance goals with such criteria and objectives as the Compensation Committee may from time to time select. After the end of each performance cycle, the Compensation Committee will determine the number of performance shares, if any, earned by each Participant with respect to the performance cycle in accordance with the following: (i) if the performance goal is attained or exceeded, a Participant will be deemed to have earned the full number of performance shares granted to the Participant; (ii) if a minimum performance goal is not attained, a Participant will be deemed to have earned no performance shares; (iii) if the performance goal is not attained, but the minimum performance goal is attained or exceeded, the number of performance shares deemed to have been earned by a Participant will be a portion of the performance shares, as determined based on a formula established by the Compensation Committee at the time of grant; (iv) if a Participant's employment by or other association with the Company has terminated because of death, disability or retirement prior to the end of a performance cycle, the number of performance shares such Participant will be deemed to have earned shall be the number of performance shares determined as though such Participant's employment by or other association with the Company had not terminated, multiplied by a fraction, the numerator of which is the number of months such Participant was employed by or was otherwise associated with the Company during the performance cycle (including the month during which employment by or other association with the Company terminated) and the denominator of which is the total number of months in the performance cycle; (v) if the Participant's employment by or other association with the Company has terminated for any reason other than death, disability or retirement, such Participant will be deemed to have earned no performance shares except as and to the extent the Compensation Committee may determine; provided that the number of performance shares that may be so determined by the Compensation Committee to have been earned may not exceed the number that would have been earned had the provisions of subparagraph (i) been applicable; and (vi) at any time prior to the end of a performance cycle, the Compensation Committee may adjust downward (but not upward) the performance goal and/or the minimum performance goal as a result of major events unforeseen at the time the performance shares were awarded, such as changes in the economy, the industry, laws affecting the operation of the Company, changes in applicable tax laws or accounting principles or any other event the Compensation Committee determines would have a significant impact upon the probability of attaining the previously established performance goal and/or minimum performance goal. Payment in respect of earned performance shares will be made to the Participant or, if the Participant has died, to the Participant's designated beneficiary, as soon as practicable after the expiration of the performance cycle and the Compensation Committee's determination. Payment in respect of earned performance shares may be made in cash, in shares of Common Stock or a combination thereof, as determined by the Compensation Committee, in its sole discretion, at the time of payment. In the sole discretion of the Compensation Committee, a performance share award may provide the Participant with dividends or dividend equivalents (payable on a current or deferred basis) and cash payments in lieu of or in addition to such award. As of the Record Date, no performance shares have been granted.

         STOCK UNIT AWARDS. Under the Long-Term Incentive Plan, the Compensation Committee may, in its sole discretion, grant stock unit awards. Stock unit awards may be in the form of Common Stock or units, the value of which is based, in whole or in part, on the market value of the Common Stock. Stock unit awards will be subject to such terms, restrictions, conditions, vesting requirements, payment requirements and rights upon termination of employment by or other association with the Company as the Compensation Committee may determine, in its sole discretion, at the time of grant, including without limitation the following: (i) any shares of Common Stock that are part of a stock unit award may be subject to restrictions on sale, assignment, transfer, pledge or other encumbrance; (ii) stock unit awards may provide for the payment of cash consideration by the

Participant or provide that the award, and any Common Stock to be issued in connection therewith, if applicable, shall be delivered without the payment of cash consideration; (iii) stock unit awards may relate in whole or in part to certain performance criteria established by the Compensation Committee; and (iv) stock unit awards may provide for deferred payment schedules and/or vesting over a specified period of employment by or other association with the Company. In the sole discretion of the Compensation Committee, a stock unit award may provide the Participant with dividends or dividend equivalents (payable on a current or deferred basis) and cash payments in lieu of or in addition to such award. As of the Record Date, no stock unit awards have been granted.

DESCRIPTION OF PROPOSED AMENDMENTS

         AMENDMENTS SUBJECT TO STOCKHOLDER APPROVAL. The Board of Directors has unanimously approved the following amendments to the Long-Term Incentive Plan, subject to approval by the stockholders:

         INCREASE IN NUMBER OF SHARES. The Board of Directors has approved an amendment to the Long-Term Incentive Plan that would limit the number of shares issuable under the Long-Term Incentive Plan after September 1, 1999 to 16,416,699, plus the number of any shares of restricted stock outstanding under the Long-Term Incentive Plan as of September 1, 1999 that are later forfeited and returned to the Company. The Long-Term Incentive Plan currently provides that 16,788,736 shares of Common Stock are issuable pursuant thereto over the life of the plan, but 7,232,543 shares of Common Stock have been issued pursuant to the exercise of options granted under the plan and 158,590 shares of PARs have been issued and the restrictions have lapsed. As of September 1, 1999, 8,916,699 shares of Common Stock remained available for issuance under the Long-Term Incentive Plan, but options to purchase an aggregate of 8,445,768 of such shares had been granted, leaving only 470,931 shares (plus any shares of PARs that are thereafter forfeited) available for future grants. The amendment approved by the Board of Directors would increase by 7,500,000 the number of shares of Common Stock authorized for issuance under the Long-Term Incentive Plan.

         EXTENSION OF TERM. Currently, awards may be granted under the Long-Term Incentive Plan through May 8, 2005. The Board of Directors has approved the extension of the term of the Long-Term Incentive Plan through August 31, 2009.

         AMENDMENT NOT SUBJECT TO STOCKHOLDER APPROVAL. The Board of Directors has also unanimously approved the following amendment to the Long-Term Incentive Plan that is not subject to stockholder approval:

         PROHIBITION OF OPTION REPRICINGS. The Long-Term Incentive Plan provides the Compensation Committee general authority to grant stock options and to administer the Long-Term Incentive Plan, all in accordance with the terms thereof. The Board of Directors has approved an amendment to the Long-Term Incentive Plan to prohibit the repricing of options granted under the Long-Term Incentive Plan, other than standard anti-dilution adjustments for events such as stock splits. The amendment prohibits both (i) the amendment or modification of any stock options previously granted under the Long-Term Incentive Plan to reduce their exercise price and (ii) the cancellation of any stock options previously granted under the Long-Term Incentive Plan in connection with a grant of new stock options under the Long-Term Incentive Plan with a lower exercise price.

SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES

         SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES RELATING TO INCENTIVE STOCK OPTIONS. No taxable income is realized by a Participant and no tax deduction is available to the Company upon either the grant or exercise of an incentive stock option. The difference between the incentive stock option exercise price and the fair market value, at the time of exercise, of the Common Stock acquired upon the exercise of an incentive stock option may give rise to alternative minimum taxable income subject to an alternative minimum tax. If a Participant holds the shares acquired upon the exercise of an incentive stock option for more than one year after the issuance of the shares upon exercise of the incentive stock option and more than two years after the date of the grant of the incentive stock option (the "holding period"), the difference between the exercise price and the amount realized upon the sale of the shares will be treated as a long-term capital gain or loss and no deduction will be available to the Company. If the shares are transferred before the expiration of the holding period, the Participant will realize ordinary income, and the Company will be entitled to a deduction, on the portion of the gain, if any, equal to the difference between the incentive stock option exercise price and the fair market value of the shares on the date of exercise or, if less, the difference between the amount realized on the disposition and the adjusted basis of the stock; provided that the deduction will not be allowed if such amount exceeds the annual $1,000,000 limitation on the deduction that an employer may claim for compensation of certain executives pursuant to Section 162(m) of the Code (the "Deduction Limitation") and no exception to the Deduction Limitation is applicable. Any further gain or loss from the arm's length sale or exchange will be taxable as a long-term or short-term capital gain or loss depending upon the holding period before disposition. Certain special rules apply if an incentive stock option is exercised by tendering stock.

         SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES RELATING TO NONQUALIFIED STOCK OPTIONS. No taxable income generally is realized by the Participant upon the grant of a nonqualified stock option, and no deduction generally is then available to the Company. Upon exercise of a nonqualified stock option, the excess of the fair market value of the shares on the date of exercise over the exercise price will be taxable to the Participant as ordinary income and subject to withholding if the Participant is an employee. This amount will also be deductible by the Company unless the amount exceeds the Deduction Limitation and no exception to the Deduction Limitation is applicable. The tax basis of shares acquired by the Participant will be the fair market value on the date of exercise. When a Participant disposes of shares acquired upon exercise of a nonqualified stock option, any amount realized in excess of the fair market value of the shares on the date of exercise generally will be treated as a long-term or short-term capital gain, depending on the holding period of the shares. The holding period commences upon exercise of the nonqualified stock option. If the amount received is less than such fair market value, the loss will be treated as a long-term or short-term capital loss, depending on the holding period of the shares. The exercise of a nonqualified stock option will not trigger the alternative minimum tax consequences applicable to incentive stock options. Certain special rules apply if a nonqualified stock option is exercised by tendering stock.

         SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES RELATING TO RESTRICTED STOCK. Unless a Participant otherwise elects to be taxed upon receipt of shares of restricted stock under the Long-Term Incentive Plan, the Participant must include in the Participant's taxable income the difference between the fair market value of the shares and the amount paid, if any, for the shares, as of the first date the Participant's interest in the shares is no longer subject to a substantial risk of forfeiture or such shares become transferable. A Participant's rights in restricted stock awarded under the Long-Term Incentive Plan are subject to a substantial risk of forfeiture if the rights to full enjoyment of the shares are conditioned, directly or indirectly, upon the future performance of substantial services by the Participant. Where shares of restricted stock received under the Long-Term Incentive Plan are subject to a substantial risk of forfeiture, the Participant can elect to report the difference between the fair market value of the shares on the date of receipt and the amount paid, if any, for the stock as ordinary income in the year of receipt (an "Election"). To be effective, an Election must be filed with the Internal Revenue Service within 30 days after the date the shares are transferred to the Participant. The Company is entitled to a tax deduction equal in amount to the amount includable as compensation in the gross income of the Participant unless such amount exceeds the Deduction Limitation and no exception to the Deduction Limitation is applicable. If the shares are later forfeited, the Participant is not entitled to a deduction for the amount previously includable as compensation income. The amount of taxable gain arising from a Participant's sale of shares of restricted stock acquired pursuant to the Long-Term Incentive Plan is equal to the excess of the amount realized on such sale over the sum of the amount paid, if any, for the stock and the compensation element included by the Participant in taxable income. The Participant will realize long-term capital gain or loss upon disposition of stock held for more than one year after (i) it is no longer subject to a substantial risk of forfeiture or (ii) the date of receipt if an Election has been timely made.

         SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES RELATING TO STOCK APPRECIATION RIGHTS. No taxable income will be realized by a Participant upon the grant of a stock appreciation right and no deduction is then available to the Company. Upon the exercise of a stock appreciation right, the Participant will realize taxable income, subject to withholding if the Participant is an employee, equal to the cash or the fair market value (on the date of exercise) of the shares, or both, received. The Company will be entitled to a deduction of the same amount unless such amount exceeds the Deduction Limitation and no exception to the Deduction Limitation is applicable. The tax basis of any shares received will be the fair market value on the date of exercise, and, if the shares received are held for more than one year, the Participant will realize long-term capital gain or loss upon disposition.

         SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES RELATING TO PERFORMANCE SHARES. No taxable income will be realized by a Participant upon the grant of a performance share award and no deduction is then available to the Company. A Participant will realize ordinary income, subject to withholding if the Participant is an employee, at the time the award is paid in an amount equal to the amount of cash paid or the value of the shares delivered to the Participant and the Company will have a corresponding deduction unless such amounts exceed the Deduction Limitation and no exception to the Deduction Limitation is applicable.

         SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES RELATING TO STOCK UNITS. No taxable income will be realized by a Participant upon the grant of a stock unit award and no deduction is then available to the Company. A Participant will realize ordinary income, subject to withholding if the Participant is an employee, at the time the award is paid in an amount equal to the amount of cash paid or the value of the shares delivered to the Participant and the Company will have a corresponding deduction unless such amounts exceed the Deduction Limitation and no exception to the Deduction Limitation is applicable.

GRANT OF AWARDS UNDER THE LONG-TERM INCENTIVE PLAN

         The following table sets forth information regarding options received under the Long-Term Incentive Plan from its inception through the Record Date by
(i) the Company's Chief Executive Officer, (ii) each Named Officer, (iii) all current executive officers as a group, (iv) all current directors who are not executive officers as a group, (v) each nominee for election as a director, and
(vi) all employees, excluding executive officers, as a group and excluding all canceled options.

                      Name of Individual                                 Aggregate Shares of Common Stock
                           or Group                                             Subject to Options
---------------------------------------------------------------    -------------------------------------------
James F. Halpin...............................................                     2,592,361
Harold F. Compton.............................................                     1,573,363
J. Samuel Crowley.............................................                       486,255
Lawrence N. Mondry............................................                       419,479
James E. Skinner..............................................                       489,991
Warren D. Feldberg............................................                        43,147
Kevin J. Roche................................................                        36,723
Barry L. Williams.............................................                         6,296
All current executive
    officers as a group.......................................                     7,454,253
All current directors who
   are not executive
   officers as a group........................................                       311,102
All employees, excluding
   executive officers, as
   a group and excluding all
   canceled options...........................................                     8,224,058

-------------------

         The amounts that would be receivable in the future by the individuals or groups named in the table above under the Long-Term Incentive Plan as proposed to be amended are not determinable at this time.

VOTE REQUIRED

         Approval of the amendments to the Long-Term Incentive Plan to (i) increase by 7,500,000 the number of shares of Common Stock authorized for issuance thereunder, and (ii) extend the term thereof through August 31, 2009, all as more fully described above, requires the approval of the affirmative vote of a majority of the shares of Common Stock present or represented at the Meeting and entitled to vote thereon. Unless otherwise instructed or restricted, it is the intent of the persons named in the Proxy to vote all Proxies "FOR" the adoption of this proposal.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE AMENDMENTS TO THE LONG-TERM INCENTIVE PLAN.

                                 PROPOSAL NO. 3

                              INDEPENDENT AUDITORS

         Upon the recommendation of the Audit Committee and subject to ratification by the stockholders at the Meeting, the Board of Directors has selected Ernst & Young LLP to audit the consolidated financial statements of the Company for fiscal 2000. Ernst & Young LLP has served the Company in this capacity since 1988. Representatives of Ernst & Young LLP are expected to be present at the Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

VOTE REQUIRED

         Ratification of the selection of the Company's independent auditors requires the affirmative vote of a majority of the shares of Common Stock present or represented at the Meeting and entitled to vote thereon. Unless otherwise instructed or restricted, it is the intent of the persons named in the Proxy to vote Proxies "FOR" ratification of the selection of the Company's independent auditors.

       THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO RATIFY THE SELECTION OF THE COMPANY'S INDEPENDENT AUDITORS.



                             STOCKHOLDERS' PROPOSALS

         Stockholders may submit proposals on matters appropriate for stockholder action at subsequent annual meetings of the Company consistent with Rule 14a-8 promulgated under the Exchange Act and the Company's Bylaws. For such a proposal to be considered for inclusion in the Proxy Statement and Proxy relating to the 2000 annual meeting of stockholders, the proposal must contain the information required by the Company's Bylaws and must be received by the Company not later than May 26, 2000 in accordance with Rule 14a-8. In addition, the Company's Bylaws provide that a stockholder desiring to submit a proposal to an annual meeting of stockholders generally must deliver written notice of such proposal, together with the information required by the Bylaws, to the Secretary of the Company no later that 75 days prior to the date on which, in the immediately preceding year, the annual meeting of stockholders was held. For such a proposal to be considered for inclusion on the agenda for the 2000 annual meeting of stockholders, the proposal and the required information must be received by the Company not later than August 20, 2000. Such proposals should be directed to CompUSA Inc., 14951 North Dallas Parkway, Dallas, Texas 75240,
Attention: Secretary.


                                 OTHER BUSINESS

         The Board of Directors knows of no matters other than those described herein that will be presented for consideration at the Meeting. However, should any other matters properly come before the Meeting or any adjournments thereof, it is the intention of the persons named in the Proxy to vote on such matters in accordance with their best judgment in the interest of the Company.

                                  MISCELLANEOUS

         All costs incurred in the solicitation of Proxies will be borne by the Company. In addition to solicitation by mail, employees of the Company may solicit Proxies by telephone, or personally, without additional compensation. The Company may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares of Common Stock held of record by such persons, and the Company may reimburse such brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses incurred in connection with these activities. In addition, Corporate Investor Communications, Inc. ("CIC") may be retained by the Company to aid in the solicitation of Proxies. If CIC is so retained, it would solicit Proxies by mail, telephone, telegraph and personal interview and may request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to beneficial owners of shares of Common Stock held of record by such persons. For these services, CIC would be paid fees not to exceed $7,500 and would be reimbursed for its expenses.


                                  ANNUAL REPORT

         Accompanying this Proxy Statement is a copy of the Company's Annual Report to Stockholders for the fiscal year ended June 26, 1999.

                                        By Order of the Board of Directors


                                             /s/ Mark R. Walker
                                        --------------------------------------
                                                 Mark R. Walker
                                           SENIOR VICE PRESIDENT--GENERAL
                                                COUNSEL AND SECRETARY

Dallas, Texas
September 24, 1999

                                  COMPUSA INC.

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
         FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD NOVEMBER 3, 1999

         The undersigned hereby appoints James F. Halpin and Harold F. Compton, each with the power to act without the other and with full power of substitution, as Proxies to vote, as designated below, all stock of CompUSA Inc. owned by the undersigned at the Annual Meeting of Stockholders to be held at the Hotel Inter-Continental, 15201 North Dallas Parkway, Dallas, Texas on Wednesday, November 3, 1999, at 8:00 a.m., local time, and at any adjournments of the meeting, upon such business as may properly come before the meeting, including the following:


1.       Election as directors of the three nominees listed below.

         / /   FOR all nominees listed below        / /  WITHHOLD AUTHORITY to vote
               (except as indicated to the               for all nominees listed below
               contrary below):                          (TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE,
                                                         STRIKE A LINE THROUGH THE NOMINEE'S NAME BELOW):

               Warren D. Feldberg           Kevin J. Roche             Barry L. Williams

2. Approval of the proposal to amend the Long-Term Incentive Plan to (i) increase the number of shares of Common Stock authorized for issuance thereunder by 7,500,000 and (ii) extend the term thereof through August
         31, 2009.

         / /   FOR                  / /   AGAINST              / /  ABSTAIN


3. Approval of the selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending June 24, 2000.

         / /   FOR                  / /   AGAINST              / /  ABSTAIN

4. In their discretion on any other matter that may properly come before the meeting and any adjournments thereof.


          (CONTINUED, AND TO BE SIGNED AND DATED, ON THE REVERSE SIDE)
-------------------------------------------------------------------------------

         The shares represented by this proxy will be voted as directed. WHERE NO DIRECTION IS GIVEN, THE SHARES WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES NAMED IN PROPOSAL NO. 1 AND FOR THE APPROVAL OF PROPOSALS NO. 2 AND NO. 3.

         Please sign below, date and return promptly.

                                       Dated: __________________________, 1999


                                       ---------------------------------------
                                       Signature


                                       ---------------------------------------
                                       (Signature if held jointly)


                                       IMPORTANT: Please sign exactly as name
                                       appears to the left. When signing on
                                       behalf of a corporation, partnership,
                                       estate, trust or in other representative capacity, please sign name and title. If executed by a corporation, the proxy should be signed by a duly authorized officer. If executed by a partnership, please sign in the partnership name by an authorized person. For joint accounts, each joint owner must sign.


THIS PROXY MAY BE REVOKED PRIOR TO THE EXERCISE OF THE POWERS CONFERRED BY THE PROXY.